                                                                  EXECUTION COPY



                                U.S. $500,000,000


                            364-DAY CREDIT AGREEMENT

                            Dated as of May 15, 2003

                                      Among

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                   AS COMPANY


                        THE INITIAL LENDERS NAMED HEREIN
                               AS INITIAL LENDERS


                                 CITIBANK, N.A.
                             AS ADMINISTRATIVE AGENT


                               JPMORGAN CHASE BANK
                              AS SYNDICATION AGENT


                                 UBS WARBURG LLC
                                       and
                                  HSBC BANK USA
                           AS CO-DOCUMENTATION AGENTS

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                        AS LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                                                                            1

         SECTION 1.01.  CERTAIN DEFINED TERMS                                                                         1

         SECTION 1.02.  COMPUTATION OF TIME PERIODS                                                                  14

         SECTION 1.03.  ACCOUNTING TERMS                                                                             14

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT                                                   14

         SECTION 2.01.  THE ADVANCES AND LETTERS OF CREDIT                                                           14

         SECTION 2.02.  MAKING THE ADVANCES                                                                          14

         SECTION 2.03.  ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT                           16

         SECTION 2.04.  FEES                                                                                         17

         SECTION 2.05.  TERMINATION OR REDUCTION OF THE COMMITMENTS                                                  18

         SECTION 2.06.  REPAYMENT OF ADVANCES                                                                        18

         SECTION 2.07.  INTEREST ON ADVANCES                                                                         19

         SECTION 2.08.  INTEREST RATE DETERMINATION                                                                  20

         SECTION 2.09.  OPTIONAL CONVERSION OF ADVANCES                                                              21

         SECTION 2.10.  PREPAYMENTS OF ADVANCES                                                                      21

         SECTION 2.11.  INCREASED COSTS                                                                              22

         SECTION 2.12.  ILLEGALITY                                                                                   23

         SECTION 2.13.  PAYMENTS AND COMPUTATIONS                                                                    23

         SECTION 2.14.  TAXES                                                                                        24

         SECTION 2.15.  SHARING OF PAYMENTS, ETC.                                                                    26

         SECTION 2.16.  EVIDENCE OF DEBT                                                                             26

                                       i

         SECTION 2.17.  USE OF PROCEEDS                                                                              27

         SECTION 2.18.  EXTENSION OF TERMINATION DATE                                                                27

ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING                                                                  29

         SECTION 3.01.  Conditions Precedent to Effectiveness of SECTIONS 2.01 AND 2.03                              29

         SECTION 3.02.  INITIAL ADVANCE TO EACH DESIGNATED SUBSIDIARY                                                30

         SECTION 3.03.  CONDITIONS PRECEDENT TO EACH BORROWING, EXTENSION DATE, TERM LOAN ELECTION AND ISSUANCE      31

         SECTION 3.04.  DETERMINATIONS UNDER SECTION 3.01 AND 3.02                                                   31

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                                            31

         SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                31

ARTICLE V COVENANTS OF THE COMPANY                                                                                   33

         SECTION 5.01.  AFFIRMATIVE COVENANTS                                                                        33

         SECTION 5.02.  NEGATIVE COVENANTS                                                                           36

         SECTION 5.03.  FINANCIAL COVENANTS                                                                          40

ARTICLE VI EVENTS OF DEFAULT                                                                                         41

         SECTION 6.01.  EVENTS OF DEFAULT                                                                            41

         SECTION 6.02.  ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT                                     43

ARTICLE VII GUARANTY                                                                                                 44

         SECTION 7.01.  GUARANTY                                                                                     44

         SECTION 7.02.  GUARANTY ABSOLUTE                                                                            44

         SECTION 7.03.  WAIVERS AND ACKNOWLEDGMENTS                                                                  45

         SECTION 7.04.  SUBROGATION                                                                                  46

         SECTION 7.05.  CONTINUING GUARANTY; ASSIGNMENTS                                                             46

                                       ii

ARTICLE VIII THE AGENT                                                                                               47

         SECTION 8.01.  AUTHORIZATION AND ACTION                                                                     47

         SECTION 8.02.  AGENT'S RELIANCE, ETC.                                                                       47

         SECTION 8.03.  CITIBANK AND AFFILIATES                                                                      47

         SECTION 8.04.  LENDER CREDIT DECISION                                                                       47

         SECTION 8.05.  INDEMNIFICATION                                                                              48

         SECTION 8.06.  SUCCESSOR AGENT                                                                              49

         SECTION 8.07.  SUB-AGENT                                                                                    49

         SECTION 8.08.  OTHER AGENTS.                                                                                49

ARTICLE IX MISCELLANEOUS                                                                                             49

         SECTION 9.01.  AMENDMENTS, ETC.                                                                             49

         SECTION 9.02.  NOTICES, ETC.                                                                                49

         SECTION 9.03.  NO WAIVER; REMEDIES                                                                          50

         SECTION 9.04.  COSTS AND EXPENSES                                                                           51

         SECTION 9.05.  RIGHT OF SET-OFF                                                                             51

         SECTION 9.06.  BINDING EFFECT                                                                               51

         SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS                                                               51

         SECTION 9.08.  CONFIDENTIALITY                                                                              54

         SECTION 9.09.  DESIGNATED SUBSIDIARIES                                                                      55

         SECTION 9.10.  GOVERNING LAW                                                                                55

         SECTION 9.11.  EXECUTION IN COUNTERPARTS                                                                    55

         SECTION 9.12.  JUDGMENT                                                                                     55

         SECTION 9.13.  JURISDICTION, ETC.                                                                           55

                                      iii

         SECTION 9.14.  SUBSTITUTION OF CURRENCY                                                                     56

         SECTION 9.15.  NO LIABILITY OF THE ISSUING BANKS                                                            56

         SECTION 9.16.  WAIVER OF JURY TRIAL                                                                         56





SCHEDULES

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 5.02(f) - Acquisitions

Schedule 5.02(i) - Subsidiary Debt

EXHIBITS

Exhibit A     -    Form of Note

Exhibit B     -    Form of Notice of Borrowing

Exhibit C     -    Form of Assignment and Acceptance

Exhibit D     -    Form of Opinion of Counsel for the Company

Exhibit E     -    Form of Designation Agreement

Exhibit F     -    Form of Subsidiary Guaranty

Exhibit G     -    Form of Opinion of Counsel for the Subsidiary Guarantor

                            364-DAY CREDIT AGREEMENT

                            Dated as of May 15, 2003


              THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "COMPANY"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") and initial issuing banks (the "INITIAL ISSUING BANKS") listed on the signature pages hereof, JPMORGAN CHASE BANK, as Syndication Agent, UBS WARBURG LLC and HSBC BANK USA, as co-documentation agents, CITIGROUP GLOBAL MARKETS INC., as lead arranger and book manager, and CITIBANK, N.A. ("CITIBANK"), as administrative agent (the "AGENT") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

              SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "ADVANCE" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "TYPE" of Advance).

              "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

              "AGENT'S ACCOUNT" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248,
Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and
(c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

              "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

              "APPLICABLE MARGIN" means, as of any date prior to the Term Loan Conversion Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

       --------------------------- ---------------------------- --------------------------------
           Public Debt Rating         Applicable Margin for          Applicable Margin for
              S&P/Moody's              Base Rate Advances         Eurocurrency Rate Advances
       --------------------------- ---------------------------- --------------------------------

                                        1

       LEVEL 1
       BBB+ or Baa1 or above                 0.000%                         0.625%
       --------------------------- ---------------------------- --------------------------------
       LEVEL 2
       BBB or Baa2                           0.000%                         0.850%
       --------------------------- ---------------------------- --------------------------------
       LEVEL 3
       BBB- and Baa3                         0.000%                         1.075%
       --------------------------- ---------------------------- --------------------------------
       LEVEL 4
       BBB- or Baa3                          0.000%                         1.500%
       --------------------------- ---------------------------- --------------------------------
       LEVEL 5
       BB+ and Ba1                           0.125%                         1.625%
       --------------------------- ---------------------------- --------------------------------
       LEVEL 6
       Lower than Level 5                    0.250%                         1.750%
       --------------------------- ---------------------------- --------------------------------

       and, as of any date on and after the Term Loan Conversion Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

       ---------------------------- ---------------------------- --------------------------------
           Public Debt Rating          Applicable Margin for          Applicable Margin for
               S&P/Moody's              Base Rate Advances         Eurocurrency Rate Advances
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 1
       BBB+ or Baa1 or above                  0.475%                         1.975%
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 2
       BBB or Baa2                            0.750%                         2.250%
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 3
       BBB- and Baa3                          1.000%                         2.500%
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 4
       BBB- or Baa3                           1.500%                         3.000%
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 5
       BB+ and Ba1                            3.000%                         4.500%
       ---------------------------- ---------------------------- --------------------------------
       LEVEL 6
       Lower than Level 5                     3.250%                         4.750%
       ---------------------------- ---------------------------- --------------------------------

              "APPLICABLE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

              -------------------------------- -----------------------------
                    Public Debt Rating                   Applicable
                       S&P/Moody's                       Percentage
              -------------------------------- -----------------------------
              LEVEL 1
              BBB+ or Baa1 or above                       0.125%
              -------------------------------- -----------------------------
              LEVEL 2
              BBB or Baa2                                 0.150%
              -------------------------------- -----------------------------
              LEVEL 3
              BBB- and Baa3                               0.200%
              -------------------------------- -----------------------------
              LEVEL 4
              BBB- or Baa3                                0.250%
              -------------------------------- -----------------------------
              LEVEL 5
              BB+ and Ba1                                 0.375%
              -------------------------------- -----------------------------

                                       2

              -------------------------------- -----------------------------
              LEVEL 6
              Lower than Level 5                          0.500%
              -------------------------------- -----------------------------

              "APPLICABLE UTILIZATION FEE" means, as of any date that the aggregate Advances exceed 33% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

              -------------------------------- -----------------------------
                    Public Debt Rating                   Applicable
                        S&P/Moody's                   Utilization Fee
              -------------------------------- -----------------------------
              LEVEL 1
              BBB+ or Baa1 or above                       0.125%
              -------------------------------- -----------------------------
              LEVEL 2
              BBB or Baa2                                 0.250%
              -------------------------------- -----------------------------
              LEVEL 3
              BBB- and Baa3                               0.250%
              -------------------------------- -----------------------------
              LEVEL 4
              BBB- or Baa3                                0.250%
              -------------------------------- -----------------------------
              LEVEL 5
              BB+ and Ba1                                 0.500%
              -------------------------------- -----------------------------
              LEVEL 6
              Lower than Level 5                          0.500%
              -------------------------------- -----------------------------

              "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

              "ASSUMING LENDER" has the meaning specified in Section 2.18(c).

              "ASSUMPTION AGREEMENT" has the meaning specified in Section
       2.18(c).

              "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), converting all non-Dollar amounts into the Dollar Equivalent thereof at such time.

              "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

              (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of

       New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

              (c)    1/2 of one percent per annum above the Federal Funds Rate.

              "BASE RATE ADVANCE" means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

              "BORROWER INFORMATION" has the meaning specified in Section 9.08.

              "BORROWERS" means, collectively, the Company and the Designated Subsidiaries from time to time.

              "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

              "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

              "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

              "COMMITTED CURRENCIES" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of The Swiss Federation, lawful currency of Japan, Euro and any other currency requested by the applicable Borrower that can be provided by all Lenders.

              "CONSENTING LENDER" has the meaning specified in Section 2.18(b).

              "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

              "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its Consolidated financial statements as of such date.

              "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

              "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses
       (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; PROVIDED, HOWEVER, that the term "Debt" shall not include obligations under agreements providing for indemnification, deferred purchase price payments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock, whether by merger or otherwise.

              "DEBT FOR BORROWED MONEY" of the Company means, without duplication, Debt for money borrowed (including unreimbursed drawings under letters of credit) or any capitalized lease obligation, any obligation under a purchase money mortgage, conditional sale or other title retention agreement or any obligation under notes payable or drafts accepted representing extensions of credit, but shall not include any Debt in respect of Hedge Agreements or the Subsidiary Guaranty.

              "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

              "DESIGNATED SUBSIDIARY" means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

              "DESIGNATION AGREEMENT" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

              "DOLLARS" and the "$" sign each means lawful currency of the United States of America.

              "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

              "EBITDA" means, for any period, net income (or net loss) PLUS the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-cash, non-recurring charges in an amount not to exceed $161,400,000 taken (i) with respect to the impairment of the assets of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in the fiscal year ended December 31, 2002 (which shall be allocated to each of the fiscal quarters of 2002 as set forth in a schedule previously delivered by the Company to the Lenders) and (ii) with respect to all such other charges, in the fiscal year ended December 31, 2002 (which shall be allocated to each of the fiscal quarters of 2002 as set forth in a schedule previously delivered by the Company to the Lenders), (f) non-recurring restructuring charges in an amount not to exceed $200,000,000 (up to $175,000,000 of which may be cash charges) recorded in the financial statements of the Company and its Consolidated Subsidiaries for the fiscal quarter ended March 31, 2003, the fiscal quarter ending June 30, 2003 and the fiscal quarter ending September 30, 2003, (g) non-cash, non-recurring charges in an amount not to exceed $70,000,000 taken with respect to the impairment of the remaining book value of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries and (h) all impairment charges taken with respect to capital expenditures made on or after January 1, 2003 on behalf of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in each case determined in accordance with GAAP for such period minus gain realized by the Company upon the sale of NFO Worldwide, Inc.

              "EFFECTIVE DATE" has the meaning specified in Section 3.01.

              "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, each such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

              "EQUIVALENT" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Committed Currency in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Committed Currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

              "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

              "ERISA EVENT" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

              "EURIBO RATE" means, for any Interest Period, the rate per annum appearing on Moneyline Telerate Markets Page 248 (or on any successor or substitute page, or any successor to or substitute for Moneyline Telerate Markets, providing rate quotations comparable to those currently provided on such page of Moneyline Telerate Markets, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

              "EURO" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

              "EUROCURRENCY LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

              "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "EUROCURRENCY RATE" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
       (a)(i) in the case of any Borrowing denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Dollars or the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08) or (ii) in the case of any Borrowing denominated in Euro, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

              "EUROCURRENCY RATE ADVANCE" means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in
       Section 2.07(a)(ii).

              "EUROCURRENCY RATE RESERVE PERCENTAGE" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

              "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

              "EXTENSION DATE" has the meaning specified in Section 2.18(b).

              "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

              "GAAP" has the meaning specified in Section 1.03.

              "GUARANTEED OBLIGATIONS" has the meaning specified in Section
       7.01.

              "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

              "INTEREST EXPENSE" means, for any period, without duplication, interest expense (including the interest component on obligations under capitalized leases), whether paid or accrued, on all Debt of the Company and its Consolidated Subsidiaries for such period.

              "INTEREST PERIOD" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or nine or twelve months if available to all Lenders, as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                     (i) such Borrower may not select any Interest Period that ends after the Termination Date or, if the Advances have been converted to a term loan pursuant to Section 2.06(a) prior to such selection, that ends after the Maturity Date;

                     (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                     (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

              "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

              "ISSUING BANK" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

              "L/C CASH DEPOSIT ACCOUNT" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

              "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.06(b)(i).

              "LENDERS" means the Initial Lenders, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 9.07.

              "LETTER OF CREDIT" has the meaning specified in Section 2.01(b).

              "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

              "LETTER OF CREDIT COMMITMENT" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower in (a) the amount set forth opposite the Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment", (b) if such Issuing Bank has become an Issuing Bank hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement, or (c) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

              "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $200,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

              "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and the assignment of the right to receive income.

              "LOAN DOCUMENT" means this Agreement, the Notes, the other L/C Related Documents and the Subsidiary Guaranty.

              "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement or any other Loan Document.

              "MATERIAL SUBSIDIARY" means each Consolidated Subsidiary of the Company organized in the United States or any political subdivision thereof that had, as of the end of the most recently ended fiscal year, aggregate revenues for such fiscal year equal to at least $25,000,000.

              "MATURITY DATE" means the earlier of (a) the first anniversary of the Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

              "MOODY'S" means Moody's Investors Service, Inc.

              "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
       Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

              "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset by the Company or any of its Subsidiaries or the incurrence or issuance of any Debt in the capital markets having neither a put exercisable, nor a maturity, earlier than July 31, 2005 or the sale or issuance of any equity interests by the Company, the aggregate amount of cash received by the Company and its Subsidiaries in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of estimated incremental taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Company and are properly attributable to such transaction or to the asset that is the subject thereof, as determined by an appropriate officer of the Company.

              "NON-CONSENTING LENDER" has the meaning specified in Section 2.18(b).

              "NOTE" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
       2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

              "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

              "NOTICE OF REVOLVING CREDIT BORROWING" has the meaning specified in Section 2.02(a).

              "PAYMENT OFFICE" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

              "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

              "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

              "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

              "PUBLIC DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and

       Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available Public Debt Rating announced by either S&P or Moody's; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "APPLICABLE MARGIN", "APPLICABLE PERCENTAGE" or "APPLICABLE UTILIZATION FEE", as the case may be; (c) if such ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher of such ratings, except that, in the event that (x) the lower of such ratings is more than one level below the higher of such ratings or (y) the lower of such ratings is below investment grade and the higher of such ratings is investment grade, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the level immediately above the lower of such ratings; (d) if any such rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

              "RATABLE SHARE" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time and (b) such amount.

              "REFERENCE BANKS" means Citibank, HSBC Bank USA and JPMorgan Chase Bank.

              "REGISTER" has the meaning specified in Section 9.07(d).

              "REQUIRED LENDERS" means at any time Lenders owed at least a majority in interest of the then aggregate outstanding principal amount (based on the Equivalent in Dollars at such time) of the Advances, or, if no such principal amount is then outstanding, Lenders having at least a majority in amount of the Revolving Credit Commitments.

              "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a) and excluding any Advance made pursuant to
       Section 2.03(c).

              "REVOLVING CREDIT COMMITMENT" means as to any Lender the obligation of such Lender to make Advances to any Borrower in (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to
       Section 2.05.

              "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

              "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
       Section 4001(a)(15) of ERISA, subject to Title IV of ERISA that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

              "SPC" has the meaning specified in Section 9.07(f) hereto.

              "SUB-AGENT" means Citibank International plc.

              "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

              "SUBSIDIARY GUARANTOR" means each Subsidiary that is a party to the Subsidiary Guaranty.

              "SUBSIDIARY GUARANTY" has the meaning specified in Section
       5.01(i).

              "TERM LOAN CONVERSION DATE" means the Termination Date on which all Advances outstanding on such date are converted into a term loan pursuant to Section 2.06(a).

              "TERM LOAN ELECTION" has the meaning specified in Section 2.06(a).

              "TERMINATION DATE" means the earlier of (a) May 13, 2004, subject to the extension thereof pursuant to Section 2.18 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; PROVIDED, HOWEVER, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

              "UNISSUED LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower in an amount (converting all non-Dollar amounts into the Dollar Equivalent thereof) equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

              "UNUSED COMMITMENT" means, with respect to each Lender at any time, (a) the amount of such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Advances (based in respect of any Advances denominated in a Committed Currency on the Equivalent in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's Ratable Share of the aggregate Available Amount of all the Letters of Credit outstanding at such time.

              "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

              SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

              SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

              AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

              SECTION 2.01. THE ADVANCES AND LETTERS OF CREDIT. (a) ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) for all Borrowers not to exceed at any time outstanding such Lender's Unused Commitment. Each Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Advances denominated in Dollars and the Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Advances denominated in any Committed Currency (determined on the date of the applicable Notice of Borrowing) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

              (b) LETTERS OF CREDIT. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "LETTER OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by all Issuing Banks not to exceed at any time the Letter of Credit Facility at such time, (ii) in an amount for each Issuing Bank (converting all non-Dollar amounts into the then Dollar Equivalent thereof) not to exceed the amount of such Issuing Banks' Letter of Credit Commitment at such time and (iii) in an amount for each such Letter of Credit (converting all non-Dollar amounts into the then Dollar Equivalent thereof) not to exceed an amount equal to the Unused Commitments of the Lenders at such time. Each Letter of Credit shall be in an amount of $1,000,000 or more denominated in Dollars, (pound)1,000,000 or more denominated in lawful currency of the United Kingdom or (euro)1,000,000 or more denominated in Euros. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) of greater than one year; PROVIDED that any Letter of Credit which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Each letter of credit listed on
Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, PROVIDED than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement. The terms "issue", "issued", "issuance" and all similar terms, when applied to a Letter of Credit, shall include any renewal, extension or amendment thereof.

              SECTION 2.02. MAKING THE ADVANCES. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 12:00 noon (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by facsimile. Each such notice of a Revolving Credit Borrowing (a "NOTICE OF REVOLVING CREDIT BORROWING") shall be by telephone, confirmed immediately in writing, or facsimile in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance; PROVIDED, HOWEVER, that if any such notice shall fail to specify a currency, Dollars shall be deemed to have been specified. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 4:00 P.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent's address referred to in Section 9.02 or, in the case of a Revolving Credit Borrowing in a Committed Currency, at the applicable Payment Office, as the case may be.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 (or the Equivalent thereof in a Committed Currency) or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than twenty separate Borrowings.

                  (c) Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof by facsimile. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or facsimile, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than one year after the date of issuance thereof; PROVIDED that any Letter of Credit (which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place, and each Issuing
Bank hereby agrees to exercise such right to prevent any such automatic extension for each Letter of Credit outstanding after the Termination Date),
(D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower requesting such issuance for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such issuance at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to the operation of Section 2.18, an assignment in accordance with
Section 9.07 or otherwise pursuant to this Agreement.

                  (c) DRAWING AND REIMBURSEMENT. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Advance, in the amount of such draft or, in the case of a Letter of Credit denominated in Sterling, shall be a Base Rate Advance in the Equivalent in Dollars on the date such draft is paid. Each Issuing Bank shall give prompt notice (and such

Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Company, the applicable Borrower (if not the Company) and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the Company, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be funded by such Lender. Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) LETTER OF CREDIT REPORTS. Each Issuing Bank shall furnish
(A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (C) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (e) FAILURE TO MAKE ADVANCES. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

                  SECTION 2.04. FEES. (a) FACILITY FEE. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date.

                  (b) LETTER OF CREDIT FEES. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time during such calendar quarter, payable in arrears quarterly on the third Business Day after the last day of each March, June, September and

December, commencing with the quarter ended June 30, 2003, and on and after the later to occur of (x) the Termination Date or (y) if the Term Loan Election Date occurs, the Maturity Date payable upon demand; PROVIDED that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if the Borrowers are required to pay default interest pursuant to Section 2.07(b).

                  (ii) Each Borrower shall pay to each Issuing Bank for its own account a fee on the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank at the request of such Borrower and outstanding from time to time during each calendar quarter at a rate per annum equal to 0.125% payable in arrears quarterly on the third Business Day after the last day of each March, June, September and December, commencing with the quarter ended June 30, 2003, and on and after the later to occur of (x) the Termination Date or (y) if the Term Loan Election Date occurs, the Maturity Date payable upon demand.

                  (c) AGENT'S FEES. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

                  SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Company shall have the right, upon at least three Business Days' notice to the Agent, to permanently terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) MANDATORY. On the Termination Date, if the Company has made the Term Loan Election in accordance with Section 2.06(a) prior to such date, and from time to time thereafter upon each prepayment of the Advances, the Revolving Credit Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Revolving Credit Commitments immediately prior to such reduction EXCEEDS (ii) the aggregate unpaid principal amount of all Advances outstanding at such time.

                  SECTION 2.06. REPAYMENT OF ADVANCES. (a) ADVANCES. Each Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding. The Company may, upon not less than 15 days' notice to the Agent, elect (the "TERM LOAN ELECTION") to convert all of the Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrowers shall repay in full ratably to the Lenders on the Maturity Date; PROVIDED that the Term Loan Election (x) may not be made if (A) the applicable conditions set forth in Section 3.03 are not met on the date of notice of the Term Loan Election or (B) Consolidated EBITDA for the Company and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended is less than $831,000,000 and (y) may not be consummated on the Term Loan Conversion Date if (A) the applicable conditions set forth in Section 3.03 are not met on the Term Loan Conversion Date or (B) Consolidated EBITDA for the Company and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended is less than $831,000,000 (PROVIDED that, for purposes of determining Consolidated EBITDA pursuant to this Section 2.06(a), up to $125,000,000 of the $200,000,000 non-recurring restructuring charges referenced in clause (f) of the definition of EBITDA may be cash charges). All Advances converted into a term loan pursuant to this
Section 2.06(a) shall continue to constitute Advances except that the Borrowers may not reborrow pursuant to Section 2.01(a) after all or any portion of such Advances have been prepaid pursuant to Section 2.10.

                  (b) LETTER OF CREDIT REIMBURSEMENTS. The obligation of any Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, to repay any Advance that results from payment of a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by a Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

                  (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (ii) any change in the time, manner or place of payment of any Letter of Credit;

                  (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  SECTION 2.07. INTEREST ON ADVANCES. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (x) the Base Rate in effect from time to time PLUS (y) the Applicable Margin in effect from time to time PLUS (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EUROCURRENCY RATE ADVANCES. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance PLUS
         (y) the Applicable Margin in effect from time to time PLUS (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.08. INTEREST RATE DETERMINATION. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the Borrower of such Eurocurrency Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) redenominate such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000 (or the Equivalent thereof in any Committed Currency), such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

                  (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,

                  (i) the Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

                  (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the applicable Borrower or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance, and

                  (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. OPTIONAL CONVERSION OF ADVANCES. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

                  SECTION 2.10. PREPAYMENTS OF ADVANCES. (a) OPTIONAL. Each Borrower may, upon notice at least one Business Day prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Advances denominated in Dollars and the Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Advances denominated in any Committed Currencies (determined on the date notice of prepayment is given) and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  (b) MANDATORY PREPAYMENTS. (i) If the Agent notifies the Company on the second Business Day prior to any interest payment date that the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (both (A) and (B) determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 103% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Borrowers shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum after such payment to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders. The Agent shall provide such notice to the Company at the request of any Lender.

                  (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrowers shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company and the Lenders.

                  (c) LETTERS OF CREDIT. Unless the Termination Date has been extended in accordance with Section 2.18, the Company shall, on the day that is 15 days prior to the Termination Date, pay to the Agent for deposit in the L/C/ Cash Deposit Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Deposit Account to equal the sum of (a) 103% of the Dollar Equivalent of the aggregate Available Amount of all Letters of Credit then outstanding denominated in Sterling or Euros and (b) 100% of the aggregate Available Amount of all Letters of Credit then outstanding denominated in Dollars. Upon the drawing of any such Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers thereunder shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Company.

                  SECTION 2.11. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall constitute prima facie evidence of such amounts.

                  (b) If any Lender determines that due to the introduction of or any change in or in the interpretation of any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof, taking into consideration the policies of such Lender and any corporation controlling such Lender with respect to capital adequacy, increases or would increase the amount of capital required or expected to be maintained by such Lender or any corporation controlling such

Lender and that the amount of such increase is based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type and the effect of such increase is to reduce the rate of return on such Lender's capital or on the capital of the corporation controlling such Lender, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall constitute prima facie evidence of such amounts.

                  (c) If any governmental authority of the jurisdiction of any Committed Currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such Committed Currency) shall introduce or increase any reserve, liquid asset or similar requirement after the date hereof with respect to any category of deposits or liabilities customarily used to fund loans in such Committed Currency, or by reference to which interest rates applicable to loans in such Committed Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Advance denominated in a Committed Currency, and such Lender shall deliver to the relevant Borrowers a notice requesting compensation under this paragraph, then the relevant Borrowers will pay to such Lender on each date on which interest is paid pursuant to
Section 2.07 with respect to each affected Advance denominated in a Committed Currency, an amount that will compensate such Lender for such additional cost.
A certificate in reasonable detail as to the amount of such increased cost, submitted to the Company and the Agent by such Lender shall constitute prima facie evidence of such amounts.

                  SECTION 2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts after the date hereof that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand, (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds and without deduction, set off or counterclaim. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b)(ii), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

                  SECTION 2.14. TAXES. (a) Any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Company with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form described in Section 2.14(e) (OTHER THAN if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps at such Lender's expense as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.16. EVIDENCE OF DEBT. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

                  (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                  SECTION 2.17. USE OF PROCEEDS. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Consolidated Subsidiaries, including commercial paper backstop and acquisition financing; PROVIDED, however, that the proceeds of the Advances shall not be used to prepay any amounts outstanding under the Company's five Note Purchase Agreements with The Prudential Insurance Company of America outstanding on the date hereof or any other long-term Debt of the Company.

                  SECTION 2.18. EXTENSION OF TERMINATION DATE. (a) Provided that the Company has not previously made a Term Loan Election pursuant to Section 2.06(a), at least 35 days but not more than 45 days prior to the Termination Date, the Company, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by 364 days from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 25 days prior to the Termination Date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 24 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Company on the next succeeding Business Day of the decision of the Lenders regarding the Company's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the Termination Date (the "EXTENSION DATE"), be extended for 364 days; PROVIDED that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection
(d) of this Section 2.18, be extended as to those Lenders that so consented (each a "CONSENTING LENDER") but shall not be extended as to any other Lender (each a "NON-CONSENTING LENDER"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Revolving Credit Commitment or Unissued Letter of Credit Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.18 on or prior to the applicable Extension Date, the Revolving Credit Commitment and Unissued Letter of Credit Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; PROVIDED that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Revolving Credit Commitments or Unissued Letter of Credit Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Revolving Credit Commitments in an aggregate amount that exceeds the amount of the Revolving Credit Commitments of the Non-Consenting Lenders, such Revolving Credit Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Agent. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Unissued Letter of Credit Commitments in an aggregate amount that exceeds the amount of the Unissued Letter of Credit Commitments of the Non-Consenting Lenders, such Unissued Letter of Credit Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Agent. If after giving effect to the assignments of Commitments described above there remain any Revolving Credit Commitments or Unissued Letter of Credit Commitments of Non-Consenting Lenders, the

Company may arrange for one or more Consenting Lenders or other Eligible Assignees (each, an "ASSUMING Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Revolving Credit Commitment or Unissued Letter of Credit Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; PROVIDED, HOWEVER, that the amount of
(x) the Revolving Credit Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of such Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount and (y) the Unissued Letter of Credit Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $1,000,000; and PROVIDED FURTHER that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender PLUS (B) any accrued but unpaid facility fees and commissions owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid.

At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Agent an agreement in form and substance reasonably satisfactory to the Agent and the Company (each, an "ASSUMPTION AGREEMENT"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Revolving Credit Commitment or Unissued Letter of Credit Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) above, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged, PROVIDED that, with respect to each Letter of Credit issued by any such Non-Consenting Lender outstanding on such Extension Date, (x) the participations of the Lenders in such Letters of Credit shall automatically terminate on the Termination Date applicable to such Non-Consenting Lender (and such Non-Consenting Lender shall execute and deliver to each Lender (at such Lender's expense) any documents reasonably requested by such Lender to evidence such termination) and (y) the provisions of Section 2.10(c) shall apply MUTATIS MUTANDIS with respect to each Letter of Credit issued by such Non-Consenting Lender and such Lender shall be entitled to direct the Agent to pay amounts out of the L/C Cash Deposit Account upon any drawing under such Letter of Credit.

                  (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.18) Lenders having Revolving Credit Commitments in an amount equal to the greater of (x) 50% of the Revolving Credit Commitments in effect immediately prior to the Extension Date and (y) the sum of the aggregate principal amount of the Advances made or assumed by the Consenting Lenders and the Assuming Lenders plus the aggregate Available Amount of all outstanding Letters of Credit issued by Consenting Lenders consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date , the Agent shall so notify the Company, and, subject to the satisfaction of the applicable conditions in Article III, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection
(a) of this Section 2.18, and all references in this Agreement, and in the Notes, if any, to the "TERMINATION DATE" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender. Each Non-Consenting Lender's rights under Sections 2.11, 2.14 and
9.04, and its obligatons under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution and each Non-Consenting Lender's participation in outstanding Letters of Credit that have not been drawn on or prior to the Termination Date applicable to such Non-Consenting Lender shall terminate as of such date and each Issuing Bank hereby agrees to the termination of such participation.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS 2.01 AND 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective as of the first date (the "EFFECTIVE DATE") on which the following conditions have been satisfied:

                  (a) The Agent shall have received counterparts of this Agreement executed by the Company and the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Agreement.

                  (b) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the invoiced accrued fees and expenses of counsel to the Agent).

                  (c) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in
                   Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that
                   constitutes a Default.

                  (d) The Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance satisfactory to the Agent and in sufficient copies for each
         Lender:

                           (i) Certified copies of the resolutions of the Board
                  of Directors or the Finance Committee of the Board of Directors of the Company approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

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                           (iii) A certificate of the Secretary or an Assistant
                  Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                           (iv) A favorable opinion of Nicholas J. Camera,
                  General Counsel of the Company, and of Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, substantially in the form of Exhibits D-2 and D-1 hereto, respectively.

                           (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                  (e) The Company shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding, under the 364-Day Credit Agreement dated as of May 16, 2002, as amended, among the Company, the lenders parties thereto and Citibank, as agent, and each of the Lenders that is a party to such credit facility hereby waives, upon execution of this Agreement, the three Business Days' notice required by Section 2.05 of said Credit Agreement relating to the termination of commitments thereunder.

                  SECTION 3.02. INITIAL ADVANCE TO EACH DESIGNATED SUBSIDIARY. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date, and (except for the Notes) in sufficient copies for each Lender:

                  (a) The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

                  (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

                  (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and the Notes to be delivered by it and to perform its obligations hereunder and thereunder.

                  (e) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

                  (f) Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the forms of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may request.

                  (g) Such other approvals, opinions or documents as any Lender, through the Agent may reasonably request.

                  SECTION 3.03. CONDITIONS PRECEDENT TO EACH BORROWING, EXTENSION DATE, TERM LOAN ELECTION AND ISSUANCE. The obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Revolving Credit Borrowing, each extension of Commitments pursuant to Section 2.18, the giving of notice and consummation of the Term Loan Election and the obligations of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing, the applicable Extension Date, the date of giving of notice of the Term Loan Election, the Term Loan Conversion Date or such issuance (as the case may be) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, request for Commitment extension, notice of Term Loan Election, Notice of Issuance and the acceptance by any Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such Extension Date, the date of notice of the Term Loan election, the Term Loan Conversion Date or the date of such issuance, as the case may be, such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 and in Section 5 of the Subsidiary Guaranty and, in the case of any Borrowing made to a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct on and as of such date, before and after giving effect to such Borrowing, such Extension Date, the Term Loan Conversion Date or such issuance (as the case may be) and to the application by the applicable Borrower of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from such Borrowing, such Extension Date, the Term Loan Conversion Date or such issuance (as the case may be) or from the application by the applicable Borrower of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01 AND 3.02. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Agent, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly organized, incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

                  (b) The execution, delivery and performance by the Company of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes to be delivered by it.

                  (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes to be delivered by it when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

                  (e) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2002, and the related Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations and cash flows of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2002, and except (x) as disclosed in the Company's reports filed with the SEC since such date and prior to the Effective Date and (y) for the impairment of the assets and other losses on sale of the Company's Subsidiaries Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, there has been no Material Adverse Change.

                  (f) There is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (g) Each of the Company and its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code except when the failure to comply would not have a Material Adverse Effect. None of the Company or any of its ERISA Affiliates has incurred any unsatisfied material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  (h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Following the application of the proceeds of each Advance, not more than 25% of the value of the property and assets of the Company and its Consolidated Subsidiaries taken as a whole, subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Debt within the scope of Section 6.01(d) will be "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                  (i) The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (j) The Company and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due reported on such returns or pursuant to any assessment received by the Company or any Consolidated Subsidiary, to the extent that such assessment has become due. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate except for those which are being contested in good faith by the Company.

                  (k) Each of the Company's Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Consolidated Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and applicable environmental laws, except where the necessity of compliance is being contested in good faith or where failure to comply would not have a Material Adverse Effect.

                  (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Consolidated Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might solely by operation of law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Company nor any of its Consolidated Subsidiaries shall be required to pay or discharge any such tax, assessment, levy, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves in accordance with generally accepted accounting principles are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Consolidated Subsidiaries to maintain, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole, with responsible and reputable insurance companies or associations, physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, public liability insurance in an amount not less than $25,000,000 and such other insurance covering such other risks as is customarily carried by companies of established reputations engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Consolidated Subsidiary operates; PROVIDED, HOWEVER, that the Company and its Consolidated Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Consolidated Subsidiary operates and to the extent consistent with prudent business practice.

                  (d) PRESERVATION OF EXISTENCE, ETC. Preserve and maintain, and cause each of its Consolidated Subsidiaries to preserve and maintain, its existence, rights (constituent document and statutory) and franchises necessary in the normal conduct of its business, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole; PROVIDED, HOWEVER, that the Company and its Consolidated Subsidiaries may consummate any merger or consolidation permitted under
         Section 5.02(b) and PROVIDED FURTHER that neither the Company nor any of its Consolidated Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Consolidated Subsidiary shall determine that the preservation thereof is no longer desirable in the normal conduct of the business of the Company or such Consolidated Subsidiary, as the case may be, and that the loss thereof is not material to the Company and its Consolidated Subsidiaries taken as a whole.

                  (e) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof at their own expense, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Consolidated Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Consolidated Subsidiaries with any of their officers and with their independent certified public accountants, all as often as may reasonably be necessary to ensure compliance by the Company with its obligations hereunder.

                  (f) KEEPING OF BOOKS. Keep, and cause each of its Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Consolidated Subsidiary in accordance with sound business practices and applicable statutory requirements so as to permit the preparation of the Consolidated financial statements of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles in effect from time to time.

                  (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Consolidated Subsidiaries to maintain and preserve, all of its properties that are used and useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

                  (h) REPORTING REQUIREMENTS. Furnish to the Lenders or notify the Lenders of the availability of:

                           (i) as soon as available and in any event within 50
                  days after the end of each of the first three quarters of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and unaudited Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (except for the absence of footnotes and subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer, chief accounting officer or treasurer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
                  Section 5.03 on the date of such balance sheet, PROVIDED that in the event that generally accepted accounting principles used in the preparation of such financial statements shall differ from GAAP, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (ii) as soon as available and in any event within 95
                  days after the end of each fiscal year of the Company, a copy of the audited financial statements for such year for the Company and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year, in each case accompanied by the report thereon of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, together with a certificate of the chief financial officer, chief accounting officer or treasurer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
                  Section 5.03 on the date of such financial statements, PROVIDED that in the event that generally accepted accounting principles used in the preparation of such financial statements shall differ from GAAP, the Company shall also provide, if necessary for the determination of compliance with
                  Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (iii) as soon as possible and in any event within ten
                  days after the chief executive officer, chief operation officer, principal financial officer or principal accounting officer of the Company knows or has reason to know of the occurrence of each Default continuing on the date of such statement, a statement of such officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof,
                  copies of all quarterly and annual reports and proxy solicitations that the Company sends to any of its securityholders, and copies of all reports on form 8-K and registration statements for the public offering of securities (other than pursuant to employee Plans) that the Company or any Consolidated Subsidiary files with the Securities and Exchange Commission;

                           (v) promptly after the commencement thereof, notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Consolidated Subsidiaries of the type described in Section 4.01(f); and

                           (vi) such other information respecting the financial
                  condition or business of the Company or any of its Consolidated Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         The financial statements required to be delivered pursuant to clauses
         (i) and (ii) and the reports required to be delivered pursuant to clause (iv) of this Section 5.01(h) shall be deemed to have been delivered on the date on which the Company notifies the Agent, in the case of clauses (i) and (ii), that the reports on Form 10-K and Form 10-Q, respectively, containing such financial statements and, in the case of clause (iv), that such reports have been posted on the SEC's website at www.sec.gov; PROVIDED that the Company shall deliver paper copies of the reports (without the exhibits thereto) referred to in clauses (i), (ii) and (iv) of this Section 5.01(h) to the Agent or any Lender who requests the Company to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender and PROVIDED, FURTHER, that in every instance the Company shall provide paper copies of the certificates required to be delivered in accordance with this Section 5.01(h) until such time as the Agent shall provide the Company notice otherwise.

                  (i) SUBSIDIARY GUARANTY. Deliver to the Agent not later than August 29, 2003, in sufficient copies for each Lender:

                           (i) Certified copies of the resolutions of the Board
                  of Directors of each Subsidiary Guarantor approving the Subsidiary Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty.

                           (ii) A certificate of the Secretary or an Assistant
                  Secretary of each Subsidiary Guarantor certifying the names and true signatures of the officers of such Subsidiary Guarantor authorized to sign the Subsidiary Guaranty and the other documents to be delivered by it hereunder.

                           (iii) A guaranty in substantially the form of Exhibit
                  F hereto (as amended, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

                           (iv) Favorable opinions of outside and in-house
                  counsel for each of the Subsidiary Guarantors, substantially in the forms of Exhibits G-1 and G-2 hereto, respectively.

                  (j) NEW MATERIAL SUBSIDIARIES. Promptly and in any event within 30 days following the request of the Required Lenders made after the delivery of audited annual financial statements pursuant to Section 5.01(h) that indicate that a Subsidiary of the Company that is not at such time a Subsidiary Guarantor is a Material Subsidiary, cause such Material Subsidiary to execute and deliver an Accession Agreement (as defined in the Subsidiary Guaranty), together with the documents set forth in clause 5.01(i)(i), (ii) and (iv).

                  SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

                  (a) LIENS, ETC. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its assets, whether now owned or hereafter acquired, other than:

                           (i)  Liens existing on the date hereof;

                           (ii) any Lien existing on any asset of any
                  corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                           (iii) any Lien on any asset securing Debt incurred or
                  assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                           (iv) any Lien on any asset of any corporation
                  existing at the time such corporation is merged into or consolidated with the Company or a Consolidated Subsidiary and not created in contemplation of such event;

                           (v) any Lien existing on any asset prior to the
                  acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                           (vi) any Lien created in connection with capitalized
                  lease obligations, but only to the extent that such Lien encumbers property financed by such capital lease obligation and the principal component of such capitalized lease obligation is not increased;

                           (vii) Liens arising in the ordinary course of its
                  business which (A) do not secure Debt and (B) do not in the aggregate materially impair the operation of the business of the Company and its Consolidated Subsidiaries, taken as a whole;

                           (viii) any Lien arising out of the refinancing,
                  extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                           (ix) Liens securing taxes, assessments, fees or other
                  governmental charges or levies, Liens securing the claims of materialmen, mechanics, carriers, landlords, warehousemen and similar Persons, Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other similar laws, Liens to secure surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, and attachment, judgment and other similar Liens arising in connection with court proceedings so long as the enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                           (x) any Liens on property arising in connection with
                  a securities repurchase transaction;

                           (xi) any contractual right of set-off or any
                  contractual right to charge or contractual security interest in or Lien on the accounts of the Company or any of its Consolidated Subsidiaries to effect the payment of amounts to such depositary institution whether or not due and payable in respect of any Debt or financing arrangement and any other Lien arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

                           (xii) any Liens on assets of Subsidiaries organized
                  outside of the United States in favor of lenders under short-term working capital lines of credit entered into in the ordinary course of business;

                           (xiii) Liens arising in the ordinary course of
                  banking transactions and securing Debt in an aggregate amount of not more than $15,000,000 that matures not more than one year after the date on which it is originally incurred;

                           (xiv) any Lien arising out of the L/C Cash Deposit
                  Account; and

                           (xv) Liens not otherwise permitted by the foregoing
                  clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of the Consolidated net worth of the Company and its Consolidated Subsidiaries.

                  (b) MERGERS, ETC. (i) Merge or consolidate with or into any Person (other than a Consolidated Subsidiary of the Company) except that the Company may agree to merge or consolidate any Consolidated Subsidiary with any Person in connection with an acquisition of such Person, (ii) sell, lease or otherwise transfer (whether in one transaction or a series of transactions) all or substantially all of the Company's business or assets (whether now owned or hereafter acquired) to any Person (other than a Consolidated Subsidiary of the Company) or (iii) except for the sale of NFO Worldwide, Inc., Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries or their assets, permit any Consolidated Subsidiary to merge or consolidate with or into or transfer (whether in one transaction or a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to any Person except (x) the Company or another Consolidated Subsidiary of the Company or to any other Person if the Board of Directors of the Company (or the finance committee or an officer of the Company duly authorized for such purpose) determines in good faith that the Consolidated Subsidiary or the assets of such Consolidated Subsidiary, as the case may be, are not material to the Company and its Consolidated Subsidiaries taken as a whole, and (y) any Consolidated Subsidiary may merge with or consolidate into any Person in connection with an acquisition of such Person, PROVIDED, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) ACCOUNTING CHANGES. Make or permit, or permit any of its Consolidated Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or applicable statutory requirements.

                  (d) CHANGE IN NATURE OF BUSINESS. Engage, or permit any Consolidated Subsidiary to engage, predominantly in any business other than business of the same general type as conducted on the date hereof by the Company and its Consolidated Subsidiaries.

                  (e) AMENDMENTS, ETC. OF OTHER AGREEMENTS. Amend, modify or change in any manner any of the Company's five Note Purchase Agreements with The Prudential Insurance Company of America or any other long-term Debt of the Company, in each case to (i) amend any of the covenants therein in a manner that results in covenants more restrictive than those contained in such agreements or instruments as of December 31, 2002 (unless the same covenants in this Agreement, if any, are similarly amended), (ii) until the Public Debt Ratings are at least BBB from S&P and Baa2 from Moody's (and, if such ratings are BBB and Baa2, respectively, they are not the subject of a credit watch with negative outlook), include any new covenant therein that is not contained in such agreements or instruments as of December 31, 2002 (unless the same new covenant is included in this Agreement with terms no more restrictive than those of such new covenant in any such agreement or instrument) or (iii) amend any such agreement or instrument to shorten the maturity or amortization thereof to a date prior to July 31, 2005.

                  (f) ACQUISITIONS. Except as set forth on Schedule 5.02(f) and except for required payments, or optional payments made in lieu of required payments when in the best interest of the Company (as determined in good faith by the appropriate officers of the Company), pursuant to agreements relating to such purchases and acquisitions entered into prior to January 31, 2003, purchase or otherwise acquire all or substantially all of the assets, or a business unit or division, of any Person except to the extent that (i) the consideration of such purchase or acquisition consists solely of capital stock of the Company or (ii) the cash consideration of all such purchases and acquisitions shall not exceed $100,000,000 in the aggregate for any calendar year; PROVIDED that, if for any calendar year, the cash amount permitted above for such calendar year exceeds the aggregate cash consideration of such purchases and acquisitions for such calendar year, the Company and its Subsidiaries shall be permitted to make cash payments in respect of purchases and acquisitions in the immediately succeeding calendar year, in addition to the cash amounts permitted above for such succeeding calendar year, equal to the amount of such excess.

                  (g) RESTRICTED PAYMENTS. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any shares of its common stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets, equity interests, obligations or securities to its stockholders as such (any of the foregoing, a "RESTRICTED PAYMENT"), except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii), (iv) or (v) below or would result therefrom, the Company may (i) declare and pay dividends and distributions payable only in common stock of the Company, (ii) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock (A) with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights or (B) in connection with the exercise of options by the employees of the Company or its Subsidiaries, (iii) issue preferred stock (or the right to purchase preferred stock) of the Company in connection with a stockholders' rights plan, (iv) make Restricted Payments in an aggregate amount of not more than $25,000,000 in any calendar year and (v) from and after the date EBITDA for the four fiscal quarters most recently ended is at least (A) $1,000,000,000, make Restricted Payments in an aggregate amount of not more than $100,000,000 in any calendar year, (B) $1,200,000,000, make Restricted Payments in an aggregate amount of not more than $150,000,000 in any calendar year or (C) $1,300,000,000, make any Restricted Payments without limitation.

                  (h) CAPITAL EXPENDITURES. Make, or permit any of its Consolidated Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Consolidated Subsidiaries to exceed $175,000,000 in any calendar year; PROVIDED that, if for any calendar year, the amount permitted above for such calendar year exceeds the Capital Expenditures made in such year, the Company and its Consolidated Subsidiaries shall be entitled to make Capital Expenditures in the immediately succeeding calendar year in an amount equal to the sum of (i) $175,000,000 and
         (ii) the lesser of (A) such excess and (B) $40,000,000. For purposes of this subsection, "CAPITAL EXPENDITURES" means, for any period, the sum of, without duplication, (x) all expenditures made, directly or indirectly, during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of a Person or have a useful life of more than one year plus (y) the aggregate principal amount of all Debt (including obligations under capitalized leases) assumed or incurred in connection with any such expenditures.

                  (i) SUBSIDIARY DEBT. Permit any of its Consolidated Subsidiaries to create or suffer to exist, any Debt other than (without duplication):

                           (i) Debt owed to the Company or to a Consolidated Subsidiary of the Company,

                           (ii) Debt existing on the Effective Date and
                  described on Schedule 5.02(i) hereto (the "EXISTING DEBT"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, PROVIDED that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                           (iii) Debt secured by Liens permitted by
                  Section 5.02(a),

                           (iv)  unsecured Debt incurred in the ordinary
                  course of business of the Company's Consolidated Subsidiaries organized outside the United States,

                           (v) book overdraft amounts outstanding at any time, and

                           (vi) unsecured Debt incurred in the ordinary course
                  of business of the Company's Consolidated Subsidiaries organized in the United States in an aggregate amount at any time outstanding of not more than $25,000,000;

         PROVIDED, that the foregoing limitations shall not be effective as to any such Subsidiary that is a party to the Subsidiary Guaranty.

                  SECTION 5.03. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

                  (a) INTEREST COVERAGE RATIO. Maintain, as of the end of each fiscal quarter, a ratio of (i) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarters then ended to (ii) Interest Expense during such period by the Company and its Consolidated Subsidiaries, of not less than (x) 3.5 to 1 for each period ended on or prior to June 30, 2003 and (y) 3.75 to 1 for each period ended on or after September 30, 2003.

                  (b) DEBT TO EBITDA RATIO. Maintain, as of the end of each fiscal quarter referenced below, a ratio of (i) Debt for Borrowed Money as of the end of such fiscal quarter to (ii) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the four quarters then ended, of not greater than the ratio set forth opposite such fiscal quarter below:


-------------------------------------------------------- --------------------------
                 FISCAL QUARTER ENDING                             RATIO
-------------------------------------------------------- --------------------------
March 31, 2003                                                   4.00 to 1
-------------------------------------------------------- --------------------------
June 30, 2003                                                    4.50 to 1
-------------------------------------------------------- --------------------------
September 30, 2003                                               3.75 to 1
-------------------------------------------------------- --------------------------
December 31, 2003                                                3.50 to 1
-------------------------------------------------------- --------------------------
March 31, 2004                                                   3.50 to 1
-------------------------------------------------------- --------------------------
June 30, 2004 and thereafter                                     3.25 to 1
-------------------------------------------------------- --------------------------

         ; PROVIDED that, for purposes of determining Debt for Borrowed Money for the fiscal quarter ended March 31, 2003, Debt evidenced by the Company's Zero-Coupon Convertible Senior Notes due 2021 shall be excluded.

                  (c) MINIMUM EBITDA. Maintain, as of the end of each fiscal quarter referenced below, Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the four quarters then ended of not less than the amount set forth opposite such fiscal quarter below:


-------------------------------------------------------- --------------------------
                 FISCAL QUARTER ENDING                            AMOUNT
-------------------------------------------------------- --------------------------
March 31, 2003                                                 $700,000,000
-------------------------------------------------------- --------------------------
June 30, 2003                                                  $625,000,000
-------------------------------------------------------- --------------------------
September 30, 2003                                             $675,000,000
-------------------------------------------------------- --------------------------
December 31, 2003 and thereafter                               $750,000,000
-------------------------------------------------------- --------------------------

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Company, any Designated Subsidiary or any Subsidiary Guarantor (or any of its officers) in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or (h), 5.02 (other than subsection (c) thereof) or 5.03; (ii) the Company or any other Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or (iii) the Company, any other Borrower or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

                  (d) The Company or any of its Consolidated Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (but excluding Debt outstanding hereunder and Debt owed solely to the Company or to a Consolidated Subsidiary) of the Company or such Consolidated Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument creating or evidencing such Debt; or the Company or any of its Consolidated Subsidiaries shall fail to perform or observe any covenant or agreement to be performed or observed by it in any agreement or instrument creating or evidencing any such Debt and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any other event shall occur or condition shall exist under any agreement or instrument creating or evidencing any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument (and remain uncured three Business Days after the chief financial officer, chief operation officer, principal financial officer or principal accounting officer of the Company becomes aware or should have become aware of such event or condition), if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; PROVIDED that the aggregate principal amount (or, in the case of any payment default, failure or other event in respect of a Hedge Agreement, the net amount due and payable under such Hedge Agreement as of the date of such payment default, failure or event) of all Debt as to which any such payment defaults (whether or not at stated maturity thereof), failures or other events shall have occurred and be continuing exceeds $10,000,000, PROVIDED, FURTHER, that if any of the actions or events set forth above in this subsection (d) shall be taken in respect of, or occur with respect to, a Consolidated Subsidiary, such action or event shall not be the basis for or give rise to an Event of Default under this subsection (d) until five Business Days after the chief executive officer, chief operation officer, principal financial officer or principal accounting officer of the Company knows or has reason to know of the occurrence of such action or event; or

                  (e) The Company or any of its Consolidated Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Consolidated Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Consolidated Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); PROVIDED, that if any of the actions or events set forth above in this subsection (e) shall be taken in respect of, or occur with respect to, a Consolidated Subsidiary, such action or event shall not be the basis for or give rise to an Event of Default under this subsection (e) if (x) the assets or revenues of such Consolidated Subsidiary and its Consolidated Subsidiaries, taken as a whole, comprise 5% or less of the assets or revenues, respectively, of the Company and its Consolidated Subsidiaries, taken as a whole, and (y) the aggregate assets and revenues of all Consolidated Subsidiaries otherwise subject to such actions or events set forth above do not comprise more than 15% of the assets or revenues, respectively, of the Company and its Consolidated Subsidiaries taken as a whole; or

                  (f) Judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Company or any of its Consolidated Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) (i) Any Person or two or more Persons acting in concert (other than the Company or a Consolidated Subsidiary) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company; or
         (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

                  (h) The Company or any of its ERISA Affiliates shall incur liability, or in the case of clause (i) below, shall be reasonably likely to incur liability, in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

                  (i) so long as any Consolidated Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing; or

                  (j) the Subsidiary Guaranty shall for any reason cease to be valid and binding on or enforceable against each Subsidiary Guarantor (other than by reason of a release of a Subsidiary Guarantor in accordance with the terms of the Subsidiary Guaranty), or any Subsidiary Guarantor shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                  SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required

Lenders, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other reasonable arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders. If at any time the Agent reasonably determines that any funds held in the L/C Cash Deposit Account are subject to any right or interest of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that are free and clear of any such right and interest. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Company.

                                   ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. GUARANTY. The Company hereby absolutely, unconditionally and irrevocably guarantees, as a guarantee of payment and not of collection, the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any other Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any such Borrower to the Agent or any Lender under or in respect of this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

                  SECTION 7.02. GUARANTY ABSOLUTE. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Company under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this
Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement (other than this Article VII), the Notes or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or the Notes or any other assets of any Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

                  (f) any failure of any Lender or the Agent to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to such Lender or the Agent (the Company waiving any duty on the part of the Lenders and the Agent to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender or the Agent that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or the Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. WAIVERS AND ACKNOWLEDGMENTS. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that any Lender or the Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

                  (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty under this Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Company hereby unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or the Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

                  (d) The Company hereby unconditionally and irrevocably waives any duty on the part of any Lender or the Agent to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by such Lender or the Agent.

                  (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. SUBROGATION. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's Obligations under or in respect of this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender or the Agent against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article VII shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders and the Agent, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this
Article VII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to any Lender or the Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and
(iii) the Termination Date shall have occurred, the Lenders and the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Article VII.

                  SECTION 7.05. CONTINUING GUARANTY; ASSIGNMENTS. The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and
(ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and the Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

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                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or any other Borrower or to inspect the property (including the books and records) of the Company or any other Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. INDEMNIFICATION. (a) Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "INDEMNIFIED COSTS"), PROVIDED that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

                  (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this
Section 8.05 that are subsequently reimbursed by the Company or any Borrower.

                  SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. SUB-AGENT. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                  SECTION 8.08. OTHER AGENTS. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" (other than the Agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Company or any other Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or Section 3.02, (b) except as provided in Section 2.18(c), increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) except as provided in Section 2.18(b), postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Company under Section 7.01 or release or otherwise limit the Company's liability with respect to its obligations under Article VII, (g) reduce or limit in any material respect the obligations of any Subsidiary Guarantor to the Lenders under Section 1(a)(i) of the Subsidiary Guaranty or release or otherwise limit in any material respect any Subsidiary Guarantor's liability to the Lenders with respect to its obligations under the Subsidiary Guaranty (except, in each case, for a release of a Subsidiary Guarantor in accordance with the terms of the Subsidiary Guaranty) or (h) amend the definition of "Required Lenders" or this
Section 9.01; PROVIDED FURTHER that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note, (y) no amendment, waiver or consent of Section 9.07(f) shall, unless in writing and signed by each Lender that has granted a funding option to an SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any Note; and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

                  SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to the Company or any other Borrower, to (or in care of) the Company, at its address at 1271 Avenue of the Americas, New York, New York 10020, Attention: Vice President and Treasurer (with a copy at the same address to the Senior Vice President and General Counsel); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, telecopied or delivered to the telegraph company, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VII shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. COSTS AND EXPENSES. (a) The Company agrees to pay on demand all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a), such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of the Company and the other Borrowers hereunder, the agreements and obligations of the Company and the other Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the appropriate Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 9.06. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an

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

aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, PROVIDED, HOWEVER, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Company or the Agent, assign all or a portion of its rights to any of its Affiliates or to another Lender unless on the date of such assignment the assignee would be entitled to make a demand pursuant to Section 2.11 or 2.14, in which case such assignment shall be permitted only if the assignee shall waive in a manner satisfactory to the Company in form and substance its rights to make such a demand. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

                  (d) The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any rights as a Lender hereunder, including, without limitation, any right to make any demand under Section 2.11 or 2.14 or right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or reduce or limit the obligations of the Company under Section 7.01 or release or otherwise limit the Company's liability with respect to its obligations under Article VII or amend this Section 9.07(e) in any manner adverse to such participant, in each case to the extent subject to such participation.

                  (f) Each Lender may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Advance that such Lender is obligated to fund under this Agreement (and upon the exercise by such SPC of such option to fund, such Lender's obligations with respect to such Advance shall be deemed satisfied to the extent of any amounts funded by such SPC); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including, without limitation, its obligations under Section 2.14) and (vi) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option. Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such

SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                  (g) Any Lender may, in connection with any assignment, participation or grant of funding option or proposed assignment, participation or grant of funding option pursuant to this Section 9.07, disclose to the assignee, participant or SPC or proposed assignee, participant or SPC, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; PROVIDED that, prior to any such disclosure, the assignee, participant or SPC or proposed assignee, participant or SPC shall agree to preserve the confidentiality of any Borrower Information relating to any Borrower received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. CONFIDENTIALITY. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Company furnished to the Agent or the Lenders by the Company (such information being referred to collectively herein as the "BORROWER INFORMATION"), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors who need to know the Borrower Information in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein),
(ii) to the extent requested by any applicable regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the extent necessary in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement for the benefit of the Company containing provisions substantially the same as those of this Section 9.08, to any assignee, participant, SPC, or prospective assignee, participant or SPC,
(vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company that, to the knowledge of the Agent or such Lender, is not in violation of any confidentiality agreement with the Company and (viii) with the consent of the Company. Notwithstanding anything herein to the contrary, the Agent and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such U.S. tax treatment and tax structure.

                  SECTION 9.09. DESIGNATED SUBSIDIARIES. (a) DESIGNATION. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

                  (b) TERMINATION. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

                  SECTION 9.10. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.12. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of the Company and each other Borrower in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Company and each other Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Company or such other Borrower such excess.

                  SECTION 9.13. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company and each other Borrower hereby further irrevocably consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.14. SUBSTITUTION OF CURRENCY. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Company in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

                  SECTION 9.15. NO LIABILITY OF THE ISSUING BANKS. None of the Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, or the respective directors, officers, employees, agents and advisors of such Person or such Affiliate, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or any failure to honor a Letter of Credit where such Issuing Bank is, under applicable law, required to honor it. The parties hereto expressly agree that, as long as the Issuing Bank has not acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  SECTION 9.16. WAIVER OF JURY TRIAL. Each of the Company, each other Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          THE INTERPUBLIC GROUP OF
                                          COMPANIES, INC.

                                          By:  /s/ STEVEN BERNS
                                              --------------------------
                                          Title:  Vice President and Treasurer

                                          CITIBANK, N.A.,
                                              as Agent

                                          By:  /S/ CAROLYN A. KEE
                                              --------------------------
                                          Title: Vice President

LETTER OF CREDIT COMMITMENT
$130,000,000                              JPMORGAN CHASE BANK

                                          By:   /s/ REBECCA VOGEL
                                              --------------------------
                                          Title: Vice President


$20,000,000                               HSBC BANK USA

                                          By:   /s/ JOHAN SORENSSON
                                              --------------------------
                                          Title: First Vice President


$50,000,000                               KEYBANK NATIONAL ASSOCIATION

                                          By:   /s/ CHERYL L. EBNER
                                              --------------------------
                                          Title: Senior Vice President


$200,000,000      Total of the Letter of Credit Commitments

                                     LENDERS

                                  LEAD ARRANGER

REVOLVING CREDIT COMMITMENT
$90,000,000                               CITIBANK, N.A.

                                          By:   /s/ CAROLYN A. KEE
                                              --------------------------
                                          Title: Vice President

                                               AGENTS

$80,000,000                               JPMORGAN CHASE BANK

                                          By:   /s/ REBECCA VOGEL
                                              --------------------------
                                          Title: Vice President

$75,000,000                               UBS AG, CAYMAN ISLANDS BRANCH

                                          By:   /s/ WILFRED V. SAINT
                                              --------------------------
                                          Title: Associate Director

                                          By:   /s/ THOMAS R. SALZANO
                                              --------------------------
                                          Title: Director

$70,000,000                               HSBC BANK USA

                                          By:   /s/ JOHAN SORENSSON
                                              --------------------------
                                          Title: First Vice President

                                     LENDERS

$50,000,000                               LLOYDS TSB BANK PLC

                                          By:   /s/ RICHARD A. HEATH
                                              --------------------------
                                          Title: Vice President


                                          By:  /s/ CATHERINE RANKING
                                              ---------------------------
                                          Title: Assistant Vice President


$40,000,000                               BARCLAYS BANK PLC

                                          By:   /s/ NICHOLAS BELL
                                              --------------------------
                                          Title: Director

$25,000,000                               FLEET NATIONAL BANK

                                          By:   /s/ THOMAS J. LEVY
                                              --------------------------
                                          Title: Senior Vice President

$25,000,000                               ING CAPITAL LLC

                                          By:   /s/ WILLIAM C. JAMES
                                              --------------------------
                                          Title: Managing Director

$20,000,000                               KEYBANK NATIONAL ASSOCIATION

                                          By:   /s/ CHERYL L. EBNER
                                              --------------------------
                                          Title: Senior Vice President

$15,000,000                               ROYAL BANK OF CANADA

                                          By:   /s/ CHRIS ABE
                                              --------------------------

                                          Title: Manager
$10,000,000                               WESTPAC BANKING CORPORATION

                                          By:   /s/ LISA PORTER
                                              --------------------------
                                          Title: Vice President


$500,000,000      Total of the Revolving Credit Commitments

                                                                      SCHEDULE I
                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                                        364-DAY CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

NAME OF INITIAL LENDER                 DOMESTIC LENDING OFFICE             EUROCURRENCY LENDING OFFICE
-------------------------------------- ----------------------------------- ------------------------------------
Barclays Bank PLC                      200 Park Avenue                     54 Lombard Street
                                       New York, NY  10166                 London, England
                                       Attn:  Christina Challenger-Batiz   EC3V 9EX
                                       T:  212 412-3701                    Attn:  Graham Smart
                                       F:  212 412-5306                    T:  44 20 777 36450
                                                                           F:  44 20 777 36807
-------------------------------------- ----------------------------------- ------------------------------------
Citibank, N.A.                         Two Penns Way, Suite 200            Two Penns Way, Suite 200
                                       New Castle, DE  19720               New Castle, DE  19720
                                       Attn:  May Wong                     Attn:  May Wong
                                       T:  302 894-6015                    T:  302 894-6015
                                       F:  302 894-6120                    F:  302 894-6120
-------------------------------------- ----------------------------------- ------------------------------------
Fleet National Bank                    1185 Avenue of the Americas         1185 Avenue of the Americas
                                       New York, NY  10036                 New York, NY  10036
                                       Attn:  Thomas J. Levy               Attn:  Thomas J. Levy
                                       T:  212 819-6116                    T:  212 819-6116
                                       F:  212 819-3049                    F:  212 819-3049
-------------------------------------- ----------------------------------- ------------------------------------
HSBC Bank USA                          1 HSBC Center                       1 HSBC Center
                                       Buffalo, NY  14203                  Buffalo, NY  14203
                                       Attn:  Donna Reilly                 Attn:  Donna Reilly
                                       T:  716 841-4178                    T:  716 841-4178
                                       F:  716 841-0269                    F:  716 841-0269
-------------------------------------- ----------------------------------- ------------------------------------
ING Capital LLC                        55 East 52nd Street                 55 East 52nd Street
                                       New York, NY  10055                 New York, NY  10055
                                       Attn:  Lisa Cummings                Attn:  Lisa Cummings
                                       T:  212 409-1676                    T:  212 409-1676
                                       F:  212 409-7808                    F:  212 409-7808
-------------------------------------- ----------------------------------- ------------------------------------
JPMorgan Chase Bank                    4 Chase Metrotech Center            4 Chase Metrotech Center
                                       15th Floor                          15th Floor
                                       Brooklyn, NY  11245                 Brooklyn, NY  11245
                                       Attn:  Marcia Green-Alleyne         Attn:  Marcia Green-Alleyne
                                       T:  718 242-8064                    T:  718 242-8064
                                       F:  718 242-6550                    F:  718 242-6550
-------------------------------------- ----------------------------------- ------------------------------------
KeyBank National Association           127 Public Square                   127 Public Square
                                       Cleveland, OH  94111                Cleveland, OH  94111
                                       Attn:  Jeffrey Dinscher             Attn:  Jeffrey Dinscher
                                       T:  216 689-5562                    T:  216 689-5562
                                       F:  216689-4981                     F:  216689-4981
-------------------------------------- ----------------------------------- ------------------------------------
Lloyds TSB Bank PLC                    Lloyds TSB Bank plc Miami           Lloyds TSB Bank plc Miami
                                       One Biscayne Tower Suite 3200       One Biscayne Tower Suite 3200
                                       2 South Biscayne Boulevard          2 South Biscayne Boulevard
                                       Miami, FL  33131                    Miami, FL  33131
                                       Attn:  Patricia Kilian              Attn:  Patricia Kilian
-------------------------------------- ----------------------------------- ------------------------------------
Royal Bank of Canada                   Royal Bank of Canada                Royal Bank of Canada
                                       New York Branch                     New York Branch
                                       One Liberty Plaza, 3rd Floor        One Liberty Plaza, 3rd Floor
                                       New York,  NY  10006-1404           New York,  NY  10006-1404
                                       Attn:  Manager, Loans               Attn:  Manager, Loans


                                       1

                                       Administration                      Administration
                                       T:  212 428-6322                    T:  212 428-6322
                                       F:  212 428-2372                    F:  212 428-2372
                                       With a copy to:                     With a copy to:
                                       Attn:  Chris Abe/Nigel Delph        Attn:  Chris Abe/Nigel Delph
                                       T:  212 428-6260/6249               T:  212 428-6260/6249
                                       F:  212 428-2319                    F:  212 428-2319
-------------------------------------- ----------------------------------- ------------------------------------
UBS AG, Cayman Islands Branch          c/o UBS AG, Stamford Branch         c/o UBS AG, Stamford Branch
                                       Banking Product Services            Banking Product Services
                                       677 Washington Blvd                 677 Washington Blvd
                                       Stamford, CT  06901                 Stamford, CT  06901
                                       Attn: Luke Goldsworthy              Attn: Luke Goldsworthy
                                       T: 203 719-0481                     T: 203 719-0481
                                       F: 203 719-4176                     F: 203 719-4176
-------------------------------------- ----------------------------------- ------------------------------------
Westpac Banking Corporation            575 Fifth Avenue, 39th Floor        575 Fifth Avenue, 39th Floor
                                       New York, NY  10017                 New York, NY  10017
                                       Attn:  Tony Smith                   Attn:  Tony Smith
                                       T:  212 551-1814                    T:  212 551-1814
                                       F:  212 551-1995                    F:  212 551-1995
-------------------------------------- ----------------------------------- ------------------------------------

                                                                SCHEDULE 2.01(b)
                                                               LETTERS OF CREDIT


    ISSUING BANK                BENEFICIARY          L/C NUMBER          EXPIRATION       TOTAL AMOUNT
    ------------                -----------          -----------         ----------       ------------

JPMorgan Chase Bank         Granada Media Group       T-235804              6/30/03       (Pound)50,000,000
                            Ltd, et al.

JPMorgan Chase Bank         Granada Media Group       T-235806              6/30/03       (Pound)20,000,000
                            Ltd, et al.

JPMorgan Chase Bank         RLI Insurance Company     T-218093             10/31/03           US$15,000,000

JPMorgan Chase Bank         Jacoby                    T-206187              7/10/03            EUR6,774,617
                            Vermoegensverwaltun-
                            gsgesellschaft MBH

JPMorgan Chase Bank         Reinhard Springer         T-206189              7/10/03            EUR6,774,617
                            Vermoegensverwaltun-
                            gsgesellschaft

JPMorgan Chase Bank         W9/ONS Real Estate        T-210917              3/31/04            US$1,000,000
                            Limited Partnership

JPMorgan Chase Bank         Atlantic Mutual           T-222830              2/28/04            US$1,100,000
                            Companies
JPMorgan Chase Bank         Atlantic Mutual           T-235678              2/28/04            US$1,100,000
                            Companies




HSBC Bank USA               RLI Insurance Company     SDCMTN542602          10/31/03          US$15,000,000

HSBC Bank USA               HSBC Singapore            SDCMTN544962          12/31/03           SGD3,167,000


                                SCHEDULE 5.02(f)


------------------------------- ---------------------------- ---------------------------- ----------------------------
(US$s in Millions)

                                                                                             Estimated Up-Front
                                                                                       Cash Portion of Purchase Price
                                                                                   ----------------------------------------

      TARGET COMPANY               ACQUIRING AGENCY            COUNTRY                           US DOLLARS
      --------------               ----------------            -------                           ----------
      Competence                   FCB                         Brazil                                 0.4

      DLKW                         FCB                         UK                                    10.7

      Idea Azione                  Draft                       Italy                                  2.5

      Marcomm                      Octagon                     USA                                    0.3

      New Time                     McCann                      Brazil                                 0.2

      RGB                          McCann                      Italy                                  0.5

      Satz & Graphik               Lowe Group                  Austria                                1.0

      Try                          Lowe Group                  Norway                                 0.9

      WTA Tier II Event            Octagon                     Belgium                                3.2

                                                                                                   -------

      TOTAL                                                                                          19.7

                                SCHEDULE 5.02(i)

                          CONSOLIDATED SUBSIDIARY DEBT



                                                       (US$ 000'S)

                 Payable to Banks                                                 $1,389.6

                 Capitalized Leases                                                1,140.0

                 Mortgage Payable                                                     86.2

                 Letters of Credit (Undrawn)                                      37,529.2
                                                          ---------------------------------

                 TOTAL                                                           $40,145.1
                                                          =================================

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE




U.S.$_______________                         Dated:  _______________, 200_


                  FOR VALUE RECEIVED, the undersigned, THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ________________________ (the "LENDER") for the account of its Applicable Lending Office on the later of (a) the Termination Date and (b) if the Borrower has made the Term Loan Election prior to the Termination Date, the Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the 364-Day Credit Agreement dated as of May 15, 2003 among the Borrower, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) outstanding on such date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                 THE INTERPUBLIC GROUP OF
                                                 COMPANIES, INC.

                                                 By___________________________
                                                     Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
                                                            AMOUNT OF
           DATE                    AMOUNT OF             PRINCIPAL PAID           UNPAID PRINCIPAL             NOTATION
                                    ADVANCE                OR PREPAID                 BALANCE                   MADE BY
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

                                                             EXHIBIT B - FORM OF
                                            NOTICE OF REVOLVING CREDIT BORROWING
Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                                              [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, [The Interpublic Group of Companies, Inc.][Name of Designated Subsidiary], refers to the 364-Day Credit Agreement, dated as of May 15, 2003 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among The Interpublic Group of Companies, Inc., certain Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "PROPOSED REVOLVING CREDIT BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

                  (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

                  (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is [$_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

                  [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement and in Section 5 of the Subsidiary Guaranty [and in the Designation Agreement of the undersigned] are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                       Very truly yours,

                                       [THE INTERPUBLIC GROUP OF
                                       COMPANIES, INC.][DESIGNATED SUBSIDIARY]

                                       By___________________________
                                            Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the 364-Day Credit Agreement dated as of May 15, 2003 (as amended or modified from time to time, the "CREDIT AGREEMENT") among The Interpublic Group of Companies, Inc., a Delaware corporation (the "COMPANY"), the Lenders (as defined in the Credit Agreement), JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets, Inc., as lead arranger and book manager, and Citibank, N.A., as agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement and not defined herein are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement together with participations in Letters of Credit held by the Assignor on the date hereof. After giving effect to such sale and assignment, the amount of the Assignee's Revolving Credit Commitment, and Letter of Credit Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note, if any, held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on
Schedule 1 hereto].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the

"EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 9.04 of the Credit Agreement to the extent any claim thereunder relates to an event arising prior to this Assignment and Acceptance) and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


         Percentage interest assigned:                                                                    _____%

         Assignee's Revolving Credit Commitment:                                                          $______

         Assignee's Letter of Credit Commitment:                                                          $______

         Aggregate outstanding principal amount of Advances assigned:                                     $______

         Principal amount of Note payable to Assignee:                                                    $______

         Principal amount of Note payable to Assignor:                                                    $______

         Effective Date*:  _______________, 200_


                                          [NAME OF ASSIGNOR], as Assignor



                                          By___________________________
                                              Title:


                                          Dated:  _______________, 200_


                                          [NAME OF ASSIGNEE], as Assignee



                                          By___________________________
                                              Title:


                                          Dated:  _______________, 200_

                                          Domestic Lending Office:
                                                   [Address]

                                          Eurocurrency Lending Office:
                                                   [Address]

----------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By
  ------------------------------------------
   Title:


[Approved this_____ day
of _______________, 200_

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By                                          ]*
  ------------------------------------------





** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                           EXHIBIT D-1 - FORM OF
                                                              OPINION OF CLEARY,
                                                      GOTTLIEB, STEEN & HAMILTON


                                [Effective Date]




The parties named as Lenders in
  the below-referenced Credit Agreement




Ladies and Gentlemen:

                  We have acted as special counsel to The Interpublic Group of Companies, Inc. (the "COMPANY") in connection with that certain 364-Day Credit Agreement, dated as of May 15, 2003 (the "CREDIT AGREEMENT"), among the Company, the Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets, Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders. This opinion is furnished to you pursuant to Section 3.01(d)(iv) of the Credit Agreement.

                  In arriving at the opinions expressed below, we have examined the following documents:

                  (1)      an executed copy of the Credit Agreement;

                  (2) executed copies of the Notes (as defined in the Credit Agreement), dated the date hereof, of the Company payable to the Lenders named therein (the "COMPANY NOTES"); and

                  (3) the other documents furnished by the Company pursuant to Article III of the Credit Agreement.

                  In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed necessary as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Credit Agreement).

                  Based upon the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that:

               1. The Company has corporate power to enter into the Credit Agreement and the Company Notes and to perform its obligations thereunder.

                  2. The execution and delivery by the Company of the Credit Agreement and the Company Notes have been duly authorized by all necessary corporate action of the Company.

                  3. The performance by the Company of its obligations under the Credit Agreement and the Company Notes (a) does not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States, the State of Delaware or the State of New York and (b) does not result in a violation of any applicable United States federal or New York State law, rule or regulation or the Delaware General Corporation Law.

                  4. The Credit Agreement is a valid, binding and enforceable agreement of the Company.

                  5. The Company Notes, after giving effect to the initial borrowing by the Company under the Credit Agreement, will be valid, binding and enforceable obligations of the Company.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company,
(a) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  We express no opinion as to the applicability or effect of the laws of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that may limit the rates of interest which may be charged or collected.

                  We express no opinion as to (a) Section 2.15 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation or (b) Section 9.12 of the Credit Agreement.

                  We have assumed that any assignments made by or among the Lenders of their rights and obligations under the Credit Agreement will not contravene New York Judiciary Law Section 489 (which makes it a criminal offense to take an assignment of a debt obligation with the intent of and for the purpose of bringing an action or proceeding thereon).

                  We note that the designations in Section 9.13(a) of the Credit Agreement are (notwithstanding the waiver in Section 9.13(b) of the Credit Agreement) subject to the power of such federal court to transfer actions pursuant to 28 U.S.C. ss.1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.

                  With respect to the first sentence of Section 9.13(a) of the Credit Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Credit Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. ss.1332 does not exist.

                  The opinion expressed in paragraph 3 above relates only to those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type referred to in the Credit Agreement.

                  The foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, but we express no opinion as to any state securities or Blue Sky laws or United States federal securities laws.

                  We are furnishing this opinion letter to you solely for your benefit in connection with the Credit Agreement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, your successors and a permitted transferee who becomes a party to the Credit Agreement as a Lender thereunder, and you or any such successor or transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                     Very truly yours,

                                     CLEARY, GOTTLIEB, STEEN & HAMILTON



                                     By:
                                          --------------------------------------
                                              Andrea G. Podolsky, a partner

                                                        EXHIBIT D-2 - FORM OF
                                                        OPINION OF IN-HOUSE
                                                        COUNSEL OF THE COMPANY


                                [Effective Date]



To each of the Lenders parties
  to the Credit Agreement dated
  as of May 15, 2003
  among The Interpublic Group of Companies, Inc., said Lenders and Citibank, N.A., as Agent for said Lenders, and to Citibank, N.A., as Agent


                            364-DAY CREDIT AGREEMENT

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.01(d)(iv) of the 364-Day Credit Agreement, dated as of May 15, 2003 (the "CREDIT AGREEMENT"), among The Interpublic Group of Companies, Inc. (the "COMPANY"), the Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets, Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  I have acted as General Counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement.

                  In arriving at the opinions expressed below, I have examined the following documents:

                  (1)  An executed copy of the Credit Agreement.

                  (2)  The documents furnished by the Company pursuant to
         Article III of the Credit Agreement.

                  (3) A copy of the Restated Certificate of Incorporation of the Company and all amendments thereto (the "CHARTER").

                  (4) A copy of the by-laws of the Company and all amendments thereto (the "BY-LAWS").

                  (5) A certificate of the Secretary of State of Delaware, dated __________, 2003, attesting to the continued corporate existence and good standing of the Company in that State.

                  In addition, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company and such other persons as I have deemed necessary as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Credit Agreement).

                  Based upon the foregoing and subject to the further assumptions and qualifications set forth below, it is my opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any material contractual or legal restriction known to me contained in any material document to which the Company is a party or by which it is bound. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Company.

                  3. To the best of my knowledge, no authorization, approval or other action by, and no notice to or filing with, any third party is required for the execution, delivery and performance by the Company of the Credit Agreement and the Notes.

                  4. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator that purport to affect the validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or, except as disclosed in the Company's reports filed with the Securities and Exchange Commission prior to the Effective Date, that are likely to have a materially adverse effect upon the financial condition or operations of the Company and its Consolidated Subsidiaries taken as a whole.

                  With regard to clause (ii) of paragraph 2 above, I express no opinion as to whether the deposit of cash into the L/C Cash Deposit Account would be permissible under the applicable lien covenants (all of which permit the Company to create liens in an amount based on its consolidated net worth) at the time such cash is provided.

                  The foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

                  I am furnishing this opinion letter to you solely for your benefit in connection with the Credit Agreement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, your successors and a permitted transferee who becomes a party to the Credit Agreement as a Lender thereunder, and you or any such successor or transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and I assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                          Very truly yours,

                                          Nicholas J. Camera, General Counsel

                                                       EXHIBIT E - FORM OF
                                                       DESIGNATION AGREEMENT


                                     [DATE]


To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A.
  as Agent for such Lenders

Ladies and Gentlemen:

                  Reference is made to the 364-Day Credit Agreement dated as of May 15, 2003 among The Interpublic Group of Companies, Inc. (the "COMPANY"), certain other borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets, Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders (the "CREDIT AGREEMENT"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("DESIGNATED SUBSIDIARY"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

                  The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

                  (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of ______________________.

                  (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) any law, rule or regulation applicable to the Designated Subsidiary or (iii) any material contractual or legal restriction binding on the Designated Subsidiary. The Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it.

                  (d) This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

                  (e) There is no pending or, to the knowledge of the Designated Subsidiary , threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

                  This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     Very truly yours,

                                     THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                     By _________________________
                                            Name:
                                            Title:

                                     [THE DESIGNATED SUBSIDIARY]

                                     By__________________________
                                            Name:
                                            Title:

                                                             EXHIBIT F - FORM OF
                                                             SUBSIDIARY GUARANTY


================================================================================


                               SUBSIDIARY GUARANTY

                                       BY

                             CERTAIN SUBSIDIARIES OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                   IN FAVOR OF

                         THE LENDERS REFERRED TO HEREIN

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE
         FOR THE BENEFIT OF THE NOTEHOLDERS LISTED ON SCHEDULE A HERETO


================================================================================


                              DATED AS OF [ ], 2003

                                TABLE OF CONTENTS


                                                                        PAGE

Section 1.        Guaranty                                               1

Section 2.        Guaranty Absolute                                      2

Section 3.        Waivers                                                3

Section 4.        Subrogation                                            4

Section 5.        Representations and Warranties                         4

Section 6.        Further Assurances                                     5

Section 7.        No Waiver                                              5

Section 8.        Amendments, Etc                                        5

Section 9.        Addition and Removal of Guarantors                     6

Section 10.       Notices                                                6

Section 11.       Continuing Guaranty; Transfer of Notes                 7

Section 12.       Severability                                           7

Section 13.       Governing Law; Jurisdiction                            7

Section 14.       Taxes                                                  7

Section 15.       Execution in Counterparts                              8

Section 16.       Waiver of Jury Trial                                   9


SCHEDULES

Schedule A        Noteholders

EXHIBITS

Exhibit A         Accession Agreement

                                    GUARANTY

                  This GUARANTY (this "GUARANTY"), dated as of [ ], 2003, is made by the subsidiaries of The Interpublic Group of Companies, Inc. (the "BORROWER") set forth on the signature pages hereof (each, a "Guarantor", and, collectively, the "GUARANTORS"), in favor of the Lenders (as defined below) and The Bank of New York ("BONY"), as Trustee for the benefit of the noteholders listed on Schedule A hereto (each of the Lenders and BONY, a "GUARANTEED PARTY", and, collectively, the "GUARANTEED PARTIES").

                  WHEREAS, the Borrower has entered into a Five-Year Credit Agreement dated as of June 27, 2000 and a 364-Day Credit Agreement dated as of May [ ], 2003 (together, as amended, supplemented or otherwise modified through the date hereof, the "REVOLVER CREDIT AGREEMENTS") with the banks, financial institutions and other institutional lenders parties thereto (collectively, the "REVOLVER LENDERS") and Citibank, N.A., as agent for the Revolver Lenders (Citibank, N.A., as agent, and the Revolver Lenders are collectively referred to herein as the "REVOLVER CREDITORS");

                  WHEREAS, the Borrower has entered into five Note Purchase Agreements with The Prudential Insurance Company of America ("PRUDENTIAL", and together with the Revolver Creditors, the "LENDERS") dated May 26, 1994, April 28, 1995, October 31, 1996, August 18, 1997 and January 21, 1999, respectively (collectively, as amended, supplemented or otherwise modified through the date hereof, the "PRUDENTIAL NOTE PURCHASE AGREEMENTS", and, together with the Revolver Credit Agreements, the "CREDIT AGREEMENTS");

                  WHEREAS, the Borrower has issued Zero-Coupon Convertible Senior Notes due 2021, 7.25% Notes due 2011, 7.875% Notes due 2005 and 4.50% Convertible Senior Notes due 2023 (collectively, the "NOTES") pursuant to a Senior Debt Indenture with BONY, as Trustee, dated as of October 20, 2000, as supplemented by a First Supplemental Indenture dated as of August 22, 2001, a Second Supplemental Indenture dated as of December 14, 2001 and a Third Supplemental Indenture dated as of March 13, 2003; and

                  WHEREAS, the Borrower and the Guarantors are affiliates engaged in related businesses and the Guarantors (i) may have received and may receive a portion of the loans extended under the Credit Agreements, (ii) may be entitled to borrow directly under the Revolver Credit Agreements, (iii) may have received, directly or indirectly, a portion of the proceeds from the issuance of the Notes, (iv) from time to time receive guarantees from the Borrower in the ordinary course of business and with respect to their own indebtedness and (v) will have derived other substantial direct and indirect economic benefit from the Credit Agreements and the Notes and therefore are willing to guarantee the Obligations (as hereinafter defined);

                  NOW THEREFORE, in consideration of the foregoing, the Guarantors hereby agree with and for the benefit of each Guaranteed Party as follows:

                           SECTION 1.       Guaranty.

                  (a) The Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantee, as a guarantee of payment and not of collection, the prompt performance and payment in full by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the following (the "OBLIGATIONS"):

                           (i) all payment obligations of the Borrower under the
                  Credit Agreements, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, breakage costs, expenses, indemnification or otherwise; and

                           (ii) all payment obligations of the Borrower to the
                  noteholders listed on Schedule B hereto arising under the Notes.

         The Guarantors further agree to pay all costs, fees and expenses (including, without limitation, reasonable fees of outside counsel) incurred by any Guaranteed Party in enforcing any rights under this Guaranty. If the Borrower fails to pay any of the Obligations in full when due (whether at stated maturity, by acceleration or otherwise) and any grace period for payment of any such Obligation has expired, the Guarantors, jointly and severally, agree to pay the unpaid portion of such Obligation within 2 business days after receipt by each of them of written demand from the applicable Guaranteed Party.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, each Guaranteed Party, hereby confirms that it is the intention of all such persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any applicable law relating to bankruptcy, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guaranteed Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty, such Guarantor will contribute, to the maximum extent permitted by law, amounts to each other Guarantor with respect to any such payment.

                  SECTION 2.   GUARANTY ABSOLUTE.

                  (a) The obligations of the Guarantors are joint and several and are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against any Guarantor whether or not an action is brought against the Borrower, any other guarantor or other obligor in respect of the Obligations or whether the Borrower, any other guarantor or any other obligor in respect of the Obligations is joined in any such action or actions.

                  (b) The liability of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any defenses it may now have or hereafter acquire relating to any or all of the following:

                           (i) any lack of genuineness, validity, legality or
                  enforceability of the Credit Agreements, the Notes or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

                           (ii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreements, the Notes or any other document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                          (iii) any release or partial release of any other
                 guarantor or other obligor in respect of the Obligations;

                           (iv) any exchange, release or non-perfection of
                  any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

                           (v) any furnishing of any additional security for
                  any of the Obligations;

                           (vi) the liquidation, bankruptcy, insolvency or
                  reorganization of the Borrower, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding; or

                           (vii) any other circumstance which might otherwise
                  constitute a defense available to, or a legal or equitable discharge of, any Guarantor.

                  (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any Guaranteed Party, all as though such payment or performance had not been made.

                  SECTION 3.   WAIVERS.

                  (a) To the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty, other than the notice provided for in
     Section 1 hereof, and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest in or any lien on any property subject thereto or exhaust any right or take any action against the Borrower, any other guarantor or any other person or any collateral or security or any balance of any deposit accounts or credit on the books of any of the Lenders in favor of the Borrower or any Guarantor.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any other guarantor or any other person or any collateral and
     (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

                  (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its subsidiaries now or hereafter known by such Guaranteed Party.

     Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreements and the Notes and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

                  SECTION 4. SUBROGATION. The Guarantors will not exercise any rights which they may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the latest of (i) all the Obligations shall have been irrevocably paid in full and in cash, (ii) the Credit Agreements shall have been terminated and (iii) the Notes shall have been cancelled.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. The Guarantors jointly and severally represent and warrant to the Guarantied Parties as follows:

                  (a) EXISTENCE AND POWER. Each Guarantor is a [corporation] duly formed and validly existing under the laws of the jurisdiction indicated on the signature pages hereof opposite its name, is in good standing in such jurisdiction and has all requisite power and authority to own its property and to carry on its business as now conducted.

                  (b) AUTHORITY. Each Guarantor has full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder, all of which have been duly authorized by all proper and necessary action of the Guarantor.

                  (c) AUTHORITY OF OFFICERS. The officer of each Guarantor who is executing this Guaranty is properly in office and is duly authorized to execute the same.

                  (d) BINDING AGREEMENT. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

                  (e) LITIGATION. There are no actions, suits or arbitration proceedings pending or, to the knowledge of any Guarantor, threatened against any Guarantor, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of any Guarantor or materially impair the ability of such Guarantor to perform its obligations under this Guaranty.

                  (f) NO CONFLICTING LAW OR AGREEMENTS. The execution, delivery and performance by each Guarantor of this Guaranty (i) do not violate any provision of the articles of incorporation or by-laws (or equivalent constituent documents) of such Guarantor; (ii) do not violate in any material respect any order, decree or judgment, or any provision of any statute, rule or regulation applicable to or binding on such Guarantor or any of its property; and (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a material default under, any material mortgage, indenture, contract or other material agreement to which such Guarantor is a party, or by which any of its property is bound.

                  SECTION 6. FURTHER ASSURANCES. The Guarantors agree that at any time and from time to time, at the expense of the Guarantors, the Guarantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Guaranteed Parties may reasonably request, to enable the Guaranteed Parties to protect and to exercise and enforce their respective rights and remedies hereunder.

                  Section 7. NO WAIVER. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8. AMENDMENTS, ETC. Except as set forth in Section 9 hereof, no amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantors herefrom, shall in any event be effective unless the same shall be in writing and signed by (a) each Guarantor, (b) so long as the Revolver Credit Agreements are in effect, Citibank, N.A., acting at the direction of the Required Lenders under (and as defined in) each such Revolving Credit Agreement and (c) so long as the Prudential Note Purchase Agreements are in effect, Prudential; PROVIDED, HOWEVER, that if at any time it becomes necessary for this Guaranty to be qualified under the Trust Indenture Act of 1939, as amended, this Guaranty may be amended without any further action on the part of any Guarantor or any Guaranteed Party in order to incorporate such provisions as would cause it to be so qualified. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

                  SECTION 9.   ADDITION AND REMOVAL OF GUARANTORS.

                  (a) In the event that any Guarantor is dissolved or ceases to be a consolidated subsidiary of the Borrower, (i) such Guarantor shall, automatically and without any further action on behalf of any of the

     Guarantors or the Guaranteed Parties, cease to be a Guarantor and (ii) the definition of "Guarantor" shall, automatically and without any further action on behalf of any of the Guarantors or the Guaranteed Parties, be amended to remove such Guarantor therefrom.

                  (b) In the event that any consolidated subsidiary of the Borrower wishes to become a Guarantor, such consolidated subsidiary shall execute and deliver an accession agreement substantially in the form of Exhibit A hereto (an "ACCESSION AGREEMENT"). Upon execution and delivery of such Accession Agreement, and without any further action on behalf of any of the Guarantors or the Guaranteed Parties, (i) such consolidated subsidiary shall become a Guarantor and (ii) the definition of "Guarantor" shall automatically be amended to include such consolidated subsidiary therein, in each case as of the date of such Accession Agreement.

                  SECTION 10. NOTICES. All notices, requests and other communications provided for hereunder shall be in writing and mailed by overnight delivery, transmitted by facsimile or hand delivered:

                        (i) if to any of the Revolver Creditors, addressed c/o
                    Citibank, N.A., Two Penns Way, Suite 200, New Castle, DE 19720, Attention: May Wong (Facsimile: (302) 894-6120);

                        (ii) if to Prudential, addressed c/o Prudential Capital
                    Group, 1114 Avenue of the Americas, 30th Floor, New York, NY 10036, Attention: William Pappas (Facsimile: (212) 626-2077);

                        (iii) if to BONY, addressed to The Bank of New York, 101
                    Barclay Street, 21st Floor West, New York, NY 10286,
                    Attention: Corporate Trust Trustee Administration (Facsimile: (212) 815-5915);

                        (iv) if to the Guarantors, at their respective addresses
                    set forth on the signature page hereof, with a copy to the Borrower at 1270 Avenue of the Americas, New York, NY 10020,
                    Attention: Vice President and Treasurer (Facsimile: (212) 621-5748);

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective (x) upon receipt thereof, when mailed by overnight delivery or hand delivered or (y) upon receipt of confirmation of facsimile transmission, when transmitted by facsimile.

                  SECTION 11. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) the termination of the Credit Agreements and
(iii) the cancellation of the Notes; (b) be binding upon the Guarantors and their respective successors and assigns; and (c) inure to the benefit of the Guaranteed Parties and their respective successors and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, if any Revolver Lender assigns or otherwise transfers all or any portion of its rights and obligations under the applicable Revolver Credit Agreement (including, without limitation, all or any portion of its commitments, the advances owing to it and the note or notes held by it) to any other person in accordance with the terms thereof, then such other person shall thereupon become vested with all the benefits in respect of such transferred rights and obligations granted to such Guaranteed Party herein.

                  SECTION 12. SEVERABILITY. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guaranty that are valid.

                  SECTION 13.  GOVERNING LAW; Jurisdiction.

                  (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

                  (b) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Guaranty, each Guarantor hereby consents, for itself and in respect of its property, to the non-exclusive jurisdiction of the aforesaid courts. To the fullest extent permitted by law, each Guarantor hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty or any document related hereto. Notwithstanding any of the foregoing, any suit, action or proceeding against the Guarantors based on this Guaranty may be instituted by any Guaranteed Party in any court of competent jurisdiction.

                  SECTION 14. TAXES. All payments to be made by a Guarantor under this Guaranty shall be made without set-off or counterclaim and without deduction for any taxes unless such Guarantor is required by law to make payments subject to such taxes. All taxes in respect of payments made under this Guaranty payable by a Guarantor shall be paid by such Guarantor when due and in any event prior to the date on which penalties attach thereto. Such Guarantor will indemnify each Guaranteed Party with respect to such taxes paid by such Guaranteed Party; PROVIDED that, if such Guaranteed Party receives a refund of any portion of such taxes, it shall pay the amount of any such refund to such Guarantor. In addition, if any taxes or amounts in respect thereof must be deducted from any amounts payable or paid by such Guarantor hereunder, such Guarantor shall pay at the same time as such payment is due such additional amounts as may be necessary to ensure that each Guaranteed Party receives a net amount equal to the full amount which it would have received had payment not been made subject to such tax.

                  SECTION 15. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties hereto and thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

                  SECTION 16. WAIVER OF JURY TRIAL. EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTY.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


[GUARANTOR] - [STATE OF INCORPORATION]                       [GUARANTOR] - [STATE OF INCORPORATION]

By:                                                          By:
   -----------------------------------------                    ------------------------------------------

Title:                                                       Title:
   -----------------------------------------                    ------------------------------------------

Address:                                                     Address:
   -----------------------------------------                    ------------------------------------------

Facsimile:                                                   Facsimile:
   -----------------------------------------                    ------------------------------------------
[GUARANTOR] - [STATE OF INCORPORATION]                       [GUARANTOR] - [STATE OF INCORPORATION]

By:                                                          By:
   -----------------------------------------                    ------------------------------------------

Title:                                                       Title:
   -----------------------------------------                    ------------------------------------------

Address:                                                     Address:
   -----------------------------------------                    ------------------------------------------

Facsimile:                                                   Facsimile:
   -----------------------------------------                    ------------------------------------------
[GUARANTOR] - [STATE OF INCORPORATION]                       [GUARANTOR] - [STATE OF INCORPORATION]

By:                                                          By:
   -----------------------------------------                    ------------------------------------------

Title:                                                       Title:
   -----------------------------------------                    ------------------------------------------

Address:                                                     Address:
   -----------------------------------------                    ------------------------------------------

Facsimile:                                                   Facsimile:
   -----------------------------------------                    ------------------------------------------
[GUARANTOR] - [STATE OF INCORPORATION]                       [GUARANTOR] - [STATE OF INCORPORATION]

By:                                                          By:
   -----------------------------------------                    ------------------------------------------

Title:                                                       Title:
   -----------------------------------------                    ------------------------------------------

Address:                                                     Address:
   -----------------------------------------                    ------------------------------------------

Facsimile:                                                   Facsimile:
   -----------------------------------------                    ------------------------------------------

                                                                      SCHEDULE A

                                   NOTEHOLDERS

Holders of the 4.50% Convertible Senior Notes due 2023

Holders of the Zero-Coupon Convertible Senior Notes due
   2021

Holders of the 7.25% Notes due 2011

Holders of the 7.875% Notes due 2005

                                                                       EXHIBIT A

                               ACCESSION AGREEMENT

                  By execution of this Accession Agreement, the undersigned consolidated subsidiary of The Interpublic Group of Companies, Inc. (the "BORROWER") hereby agrees, as of the date noted below, to become a party to and to be bound by all of the terms and conditions of the Guaranty, dated as of [ ], 2003, by certain subsidiaries of the Borrower in favor of the lenders named therein and The Bank of New York, as trustee for the benefit of the noteholders named therein (the "GUARANTY") to the same extent as each of the other Guarantors thereunder. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Guaranty. By execution of this Accession Agreement, the undersigned shall have all the rights of a Guarantor and shall observe all the obligations of a Guarantor, in each case as specified in the Guaranty. Delivery of an executed counterpart of a signature page to this Accession Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Accession Agreement.

                  [DATE]


                                     [GUARANTOR] - [STATE OF INCORPORATION]

                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                     Address:
                                             ----------------------------------

                                     Facsimile:
                                               --------------------------------

                                                     EXHIBIT G-1 - FORM OF
                                                        OPINION OF OUTSIDE
                                                            COUNSEL OF THE
                                                      SUBSIDIARY GUARANTOR


                                     [Date]


To each of the Lenders in the below-referenced
  Credit Agreement

                       [NAME OF THE SUBSIDIARY GUARANTOR]


Ladies and Gentlemen:

                  We have acted as special counsel to [name of the Subsidiary Guarantor] (the "SUBSIDIARY GUARANTOR") in connection with the preparation, execution and delivery of the subsidiary guaranty (the "SUBSIDIARY GUARANTY") pursuant to Section 5.01(i) of the 364-Day Credit Agreement, dated as of May 15, 2003 (the "CREDIT AGREEMENT"), among The Interpublic Group of Companies, Inc. (the "COMPANY"), the Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, USA Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders.

                  In arriving at the opinions expressed below, we have examined the following documents:

                  (1)      an executed copy of the Credit Agreement;

                  (2)      an executed copy of the Subsidiary Guaranty; and

                  (3) executed copies of the other documents furnished by the Subsidiary Guarantor pursuant to Section 5.01(i) of the Credit Agreement.

                  In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Subsidiary Guarantor and such other instruments and other certificates of public officials, officers and representatives of the Subsidiary Guarantor and such other persons, and we have made such investigations of law, as we have deemed necessary as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Credit Agreement and of the Subsidiary Guarantor in the Subsidiary Guaranty).

                  Based upon the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Subsidiary Guarantor has the corporate power to enter into the Subsidiary Guaranty and to perform its obligations thereunder.

                  2. The execution and delivery by the Subsidiary Guarantor of the Subsidiary Guaranty have been duly authorized by all necessary corporate action of the Subsidiary Guarantor.

                  3. The performance by the Subsidiary Guarantor of its obligations under the Subsidiary Guaranty (a) does not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States, [the State of Delaware or the State of New York], and (b) does not result in a violation of any applicable United States federal [or New York State law, rule or regulation or the Delaware General Corporation].

                  4. The Subsidiary Guaranty is a valid, binding and enforceable obligation of the Subsidiary Guarantor.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Subsidiary Guarantor, (a) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Subsidiary Guarantor regarding matters of the federal law of the United States of America[, the law of the State of New York or the General Corporation Law of the State of Delaware]) and
(b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  We have assumed that any assignments made by or among the guaranteed parties of their rights and obligations under the Subsidiary Guaranty will not contravene New York Judiciary Law Section 489 (which makes it a criminal offense to take an assignment of a debt obligation with the intent of and for the purpose of bringing an action or proceeding thereon).

                  We note that the designations in Section 13(b) of the Subsidiary Guaranty are (notwithstanding the waiver contained in Section 14(b)) subject to the power of such federal court to transfer actions pursuant to 28 U.S.C. ss.1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.

                  With respect to the first sentence of Section 13(b) of the Subsidiary Guaranty, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Subsidiary Guaranty where jurisdiction based on diversity of citizenship under 28 U.S.C. ss.1332 does not exist.

                  The opinion expressed in paragraph 3 above relates only to those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type referred to in the Subsidiary Guaranty.

                  The foregoing opinions are limited to the law of the [State of New York, the General Corporation Law of the State of Delaware] and the federal law of the United States, but we express no opinion as to any state securities or Blue Sky laws or United States federal securities laws.

                  We are furnishing this opinion letter to you solely for your benefit in connection with the Subsidiary Guaranty. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, your successors and a permitted transferee who becomes a party to the Credit Agreement as a Lender thereunder, and you or any such successor or transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                      Very truly yours,

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                                                        EXHIBIT G-2 - FORM OF
                                                  OPINION OF IN-HOUSE COUNSEL
                                                  Of THE SUBSIDIARY GUARANTOR


                                     [Date]


To each of the Lenders parties
  to the Credit Agreement dated
  as of May 15, 2003
  among The Interpublic Group of Companies, Inc., said Lenders and Citibank, N.A., as Agent for said Lenders, and to Citibank, N.A., as Agent


                       [NAME OF THE SUBSIDIARY GUARANTOR]


Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 5.01(i) of the 364-Day Credit Agreement, dated as of May 15, 2003 (the "CREDIT AGREEMENT"), among The Interpublic Group of Companies, Inc. (the "COMPANY"), the Lenders parties thereto, JPMorgan Chase Bank, as syndication agent, UBS Warburg LLC and HSBC Bank USA, as co-documentation agents, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  I have acted as [General Counsel] for [name of the Subsidiary Guarantor] (the "SUBSIDIARY GUARANTOR") in connection with the preparation, execution and delivery of the Subsidiary Guaranty.

                  In arriving at the opinions expressed below, I have examined the following documents:

                  (1) An executed copy of the Credit Agreement.

                  (2) An executed copy of the Subsidiary Guaranty.

                  (3) The other documents furnished by the Subsidiary Guarantor pursuant to Section 5.01(i) of the Credit Agreement.

                  (4) A copy of the [Articles] [Certificate] of Incorporation of the Subsidiary Guarantor and all amendments thereto (the "CHARTER").

                  (5) A copy of the by-laws of the Subsidiary Guarantor and all amendments thereto (the "BY-LAWS").

                  (6) A certificate of the Secretary of State of [ ], dated __________, 2003, attesting to the continued corporate existence and good standing of the Subsidiary Guarantor in that State.

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         In addition, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such other corporate records of the Subsidiary Guarantor, certificates of public officials and of officers of the Subsidiary Guarantor and such other persons as I have deemed necessary as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Credit Agreement and of the Subsidiary Guarantor in the Subsidiary Guaranty).

                  Based upon the foregoing and subject to the further assumptions and qualifications set forth below, it is my opinion that:

                  1. The Subsidiary Guarantor is a corporation validly existing
          and in good standing under the laws of the State of [         ].

                  2. The execution, delivery and performance by the Subsidiary Guarantor of the Subsidiary Guaranty to be delivered by it, and the consummation of the transactions contemplated thereby, are within the Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any material contractual or legal restriction known to me contained in any material document to which the Subsidiary Guarantor is a party or by which it is bound. The Subsidiary Guaranty has been duly executed and delivered on behalf of the Subsidiary Guarantor.

                  3. To the best of my knowledge, no authorization, approval or other action by, and no notice to or filing with, any third party is required for the execution, delivery and performance by the Subsidiary Guarantor of the Subsidiary Guaranty.

                  4. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Subsidiary Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator that purport to affect the validity, binding effect or enforceability of the Subsidiary Guaranty or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the Subsidiary Guarantor and its subsidiaries taken as a whole.

                  The foregoing opinions are limited to the law of the State of [New York][, the General Corporation Law of the State of Delaware] and the Federal law of the United States.

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                  I am furnishing this opinion letter to you solely for your benefit in connection with the Subsidiary Guaranty. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, your successors and a permitted transferee who becomes a party to the Credit Agreement as a Lender thereunder, and you or any such successor or transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and I assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.


                                                Very truly yours,